================================================================================

                Agreement and Plan of Merger and Reorganization

                                 by and among:


               Transcend Services, Inc., a Delaware corporation,

                 HCIS Acquisition Co., a Delaware corporation,

                     Health Care Information Systems, Inc.
       d/b/a Cascade Health Information Software, an Oregon corporation,

                                      and

           The Shareholders of Health Care Information Systems, Inc.
                  d/b/a Cascade Health Inform ation Software


                          ___________________________

                          Dated as of April 28, 1998

                          ___________________________

================================================================================

                               TABLE OF CONTENTS

                                                                                                                Page
SECTION 1.        DESCRIPTION OF TRANSACTION......................................................................1
         1.1      Merger of the Company with and into the Subsidiary..............................................1
         1.2      Effect of Merger................................................................................1
         1.3      Closing; Effective Time.........................................................................1
         1.4      Articles of Incorporation and Bylaws; Directors and Officers....................................2
         1.5      Conversion of Shares............................................................................2
         1.6      Closing of Transfer Books of the Company........................................................3
         1.7      Exchange of Certificates........................................................................3
         1.8      Merger Consideration............................................................................4
         1.9      Tax Consequences................................................................................4
         1.10     Further Action..................................................................................4

SECTION 2.        REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDERS..............................5
         2.1      Due Organization and Qualification..............................................................5
         2.2      Capitalization..................................................................................5
         2.3      Options or Other Rights.........................................................................5
         2.4      Subsidiaries and Investments....................................................................6
         2.5      Charter and Bylaws..............................................................................6
         2.6       Books and Records..............................................................................6
         2.7      Authority; Binding Nature of Agreement..........................................................6
         2.8      Financial Statements............................................................................7
         2.9      Liabilities.....................................................................................8
         2.10     Absence of Changes..............................................................................8
         2.11     Inventories....................................................................................10
         2.12     Legal Proceedings; Orders......................................................................10
         2.13     Tax Matters....................................................................................11
         2.14     Title to Assets................................................................................12
         2.15     Compliance with Legal Requirements.............................................................12
         2.16     Contracts......................................................................................12
         2.17     Software.......................................................................................14
         2.18     Leases.........................................................................................15
         2.19     Accounts and Notes Receivable..................................................................16
         2.20     Fixed Assets...................................................................................16
         2.21     Trade Names and Other Intangibles..............................................................16
         2.22     Suppliers and Customers........................................................................17
         2.23     Labor Relations; Employees.....................................................................17
         2.24     Employee Benefit Plans.........................................................................18
         2.25     Insurance......................................................................................19
         2.26     Environmental Matters..........................................................................20
         2.27     Officers, Directors and Key Employees..........................................................21

                                      (i)

         2.28     Restrictive Documents..........................................................................21
         2.29     Franchises and Licenses........................................................................21
         2.30     Transactions with Affiliated Parties...........................................................21
         2.31     Bank Accounts and Powers of Attorney...........................................................21
         2.32     Warranties and Product Returns.................................................................22
         2.33     Assets Complete.  .............................................................................22
         2.34     No Changes Prior to Closing Date...............................................................22
         2.35     Disclosure.....................................................................................22
         2.36     Broker's or Finder's Fees......................................................................23
         2.37     Copies of Documents............................................................................23

SECTION 3.        REPRESENTATIONS AND WARRANTIES OF TRANSCEND AND THE SUBSIDIARY.................................23
         3.1      Due Organization and Qualification.............................................................23
         3.2      Charter and By-Laws............................................................................23
         3.3      Authority; Binding Nature of Agreement.........................................................24
         3.4      Legal Proceedings; Orders......................................................................24
         3.5      SEC Filings; Financial Statements..............................................................25
         3.6      Valid Issuance.................................................................................25
         3.7      Broker's or Finder's Fees......................................................................25

SECTION 4.        CERTAIN COVENANTS OF THE COMPANY AND THE SHAREHOLDERS..........................................26
         4.1      Access and Investigation.......................................................................26
         4.2      Operation of the Business of the Company.......................................................26
         4.3      Notification; Updates to Schedules.............................................................28
         4.4      Pooling of Interests...........................................................................28
         4.5      No Negotiation.................................................................................29
         4.6      Delayed Delivery of Disclosure Schedules.......................................................29

SECTION 5.        ADDITIONAL COVENANTS OF THE PARTIES............................................................29
         5.1      Filings and Consents...........................................................................29
         5.2      Public Announcements...........................................................................30
         5.3      Best Efforts...................................................................................30
         5.4      Noncompetition Agreements......................................................................30
         5.5      Release........................................................................................30
         5.6      Registration Rights Agreement..................................................................30
         5.7      Share Subscription Agreement...................................................................30
         5.8      Affiliate Agreement............................................................................30
         5.9      Termination of Employee Plans..................................................................30

SECTION 6.        CONDITIONS PRECEDENT TO OBLIGATIONS OF TRANSCEND
                  AND THE SUBSIDIARY.............................................................................31
         6.1      Accuracy of Representations....................................................................31
         6.2      Performance of Covenants.......................................................................31
         6.3      Consents.......................................................................................31

                                     (ii)

         6.4      Agreements and Documents.......................................................................31
         6.5      Lender Consent.................................................................................32
         6.6      Termination of Employment Agreement............................................................32
         6.7      No Material Adverse Change.....................................................................32
         6.8      Termination of Employee Plans..................................................................32
         6.9      Pooling Letter.................................................................................32
         6.10     No Restraints..................................................................................32
         6.11     No Legal Proceedings...........................................................................33
         6.12     Completion of Due Diligence....................................................................33
         6.13     Certificates of Merger.........................................................................33
         6.14     License to Cottrell Name and Likeness..........................................................33
         6.15     Work for Hire Agreement........................................................................33
         6.16     Estoppel Certificates Regarding Employee Stock Claims..........................................33
         6.17     Employment Agreement...........................................................................33

SECTION 7.        CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY AND THE SHAREHOLDERS....................34
         7.1      Accuracy of Representations....................................................................34
         7.2      Performance of Covenants.......................................................................34
         7.3      Consents.......................................................................................34
         7.4      Agreements and Documents.......................................................................34
         7.5      No Restraints..................................................................................35
         7.6      Certificates of Merger.........................................................................35

SECTION 8.        TERMINATION....................................................................................35
         8.1      Termination Events.............................................................................35
         8.2      Termination Procedures.........................................................................36
         8.3      Effect of Termination..........................................................................36

SECTION 9.        INDEMNIFICATION, ETC...........................................................................36
         9.1      Survival of Representations and Warranties.....................................................36
         9.2      Shareholders' Indemnity Agreement..............................................................36
         9.3      Indemnity Agreement of Transcend and the Surviving Corporation.................................37
         9.4      Indemnification Procedure......................................................................38
         9.5      Set-off........................................................................................39
         9.6      Limitation on Right of Indemnification.........................................................39

SECTION 10.       MISCELLANEOUS PROVISIONS.......................................................................39
         10.1     Further Assurances.............................................................................39
         10.2     Fees and Expenses..............................................................................39
         10.3     Attorneys' Fees................................................................................40
         10.4     Notices........................................................................................40
         10.5     Time of the Essence............................................................................41

                                     (iii)

         10.6     Headings.......................................................................................41
         10.7     Counterparts...................................................................................41
         10.8     Governing Law..................................................................................41
         10.9     Arbitration....................................................................................41
         10.10    Successors and Assigns.........................................................................42
         10.11    Remedies Cumulative; Specific Performance......................................................42
         10.12    Waiver.........................................................................................42
         10.13    Amendments.....................................................................................43
         10.14    Severability...................................................................................43
         10.15    Parties in Interest............................................................................43
         10.16    Entire Agreement...............................................................................43
         10.17    Construction...................................................................................43

                               LIST OF EXHIBITS

Exhibit A         -        Shareholders of the Company
Exhibit B         -        Certain Definitions Used in this Agreement
Exhibit C         -        Directors and Officers of the Surviving Corporation
Exhibit D         -        Form of Noncompetition Agreement
Exhibit E         -        Form of Release
Exhibit F         -        Form of Registration Rights Agreement
Exhibit G         -        Form of Share Subscription Agreement
Exhibit H         -        Form of Affiliate Agreement
Exhibit I         -        Form of Opinion of Counsel to the Company and the
                           Shareholders

Exhibit J         -        Form of Consent and Estoppel Agreement
Exhibit K         -        Form of Opinion of Counsel to Transcend and the
                           Subsidiary

                                LIST OF SCHEDULES

Schedule 2.1      -        Due Organization and Qualification
Schedule 2.2      -        Capitalization
Schedule 2.3      -        Options or Other Rights
Schedule 2.4      -        Charter
Schedule 2.7      -        Authority; Binding Nature of Agreement
Schedule 2.8      -        Financial Statements
Schedule 2.9      -        Liabilities
Schedule 2.10     -        Absence of Changes
Schedule 2.11     -        Inventories
Schedule 2.12     -        Legal Proceedings
Schedule 2.13     -        Tax Matters
Schedule 2.14     -        Title to Assets
Schedule 2.15     -        Compliance with Legal Requirements
Schedule 2.16     -        Contracts

                                     (iv)

Schedule 2.17     -        Software
Schedule 2.18     -        Leases
Schedule 2.20     -        Fixed Assets
Schedule 2.21     -        Trade Names and Other Intangibles
Schedule 2.22     -        Suppliers and Customers
Schedule 2.24     -        Employee Benefit Plans
Schedule 2.25     -        Insurance
Schedule 2.26     -        Environmental Matters
Schedule 2.27     -        Officers, Directors and Key Employees
Schedule 2.29     -        Franchises and Licenses
Schedule 2.30     -        Transactions with Affiliated Parties
Schedule 2.31     -        Bank Accounts and Powers of Attorney
Schedule 2.32     -        Warranties and Produce Returns
Schedule 3.2      -        Charter and Bylaws
Schedule 3.3      -        Authority; Binding Nature of Agreement
Schedule 3.4      -        Legal Proceedings

                                      (v)

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
                -----------------------------------------------

     THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION is made and entered into as this 28th day of April, 1998, by and among Transcend Services, Inc., a Delaware corporation ("Transcend"); HCIS Acquisition Co., a Delaware corporation and a wholly owned subsidiary of Transcend to be formed prior to the Closing (the "Subsidiary"); Health Care Information Systems, Inc. d/b/a Cascade Health Information Software, an Oregon corporation (the "Company"); and those parties identified on Exhibit A, who are all the shareholders of the Company (the "Shareholders"). Certain capitalized terms used in this Agreement are defined in Exhibit B.

                                   RECITALS:

     A. The parties intend to effect a merger of the Company into the Subsidiary in accordance with this Agreement, and the Delaware General Corporation Law and the Oregon Business Corporation Act (the "Merger"). Upon consummation of the Merger, the Company will cease to exist, and the Subsidiary will continue to exist as the surviving corporation of the Merger.

     B. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code.

     C. It is intended that the Merger be treated as a "pooling of interests" under generally accepted accounting principles and SEC rules.

     D. This Agreement has been adopted and approved by the board of directors of Transcend and the board of directors and the shareholders of the Company.

     E. The capitalization of the Company consists of 1,000 shares of voting common stock, no par value, of which 500 shares are issued and outstanding (the "Company Common Stock").

                                  AGREEMENT:

     The parties to this Agreement agree as follows:

SECTION 1. DESCRIPTION OF TRANSACTION

     1.1 MERGER OF THE COMPANY WITH AND INTO THE SUBSIDIARY. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, the Company shall be merged with and into the Subsidiary, and the separate existence of the Company shall cease. The Subsidiary will continue as the surviving corporation in the Merger (the "Surviving Corporation").

     1.2 EFFECT OF MERGER. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the Delaware General Corporation Law and the Oregon Business Corporation Act.

     1.3 CLOSING; EFFECTIVE TIME. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Smith, Gambrell & Russell, 1230 Peachtree Street, N.E., Suite 3100, Atlanta, Georgia 30309-3592, at 10:00 a.m. local time on June 1, 1998, or at such other time and date as the parties shall agree upon (the "Scheduled Closing Time"; the date on which the Closing actually takes place is referred to in this Agreement as the "Closing Date"). Contemporaneously with or as promptly as practicable after the Closing, a properly executed certificate of merger for the merger of the Company into the Subsidiary, conforming to the requirements of the Delaware General Corporation Law, shall be filed with the Secretary of State of the State of Delaware (the "Delaware Certificate") and a properly executed certificate of merger for the merger of the Company into the Subsidiary, conforming to the requirements of the Oregon Business Corporation Act, shall be filed with the Secretary of State of the State of Oregon (the "Oregon Certificate"). The Merger shall take effect at the time such certificates of merger are filed with the Secretary of State of the State of Delaware and the Secretary of State of the State of Oregon (the "Effective Time").

     1.4 ARTICLES OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS. Unless the parties agree otherwise prior to the Effective Time:

           (a) the Certificate of Incorporation of the Subsidiary shall continue as the Certificate of Incorporation of the Surviving Corporation;

           (b) the Bylaws of the Subsidiary shall continue as the Bylaws of the Surviving Corporation;

           (c) the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the individuals identified on Exhibit C; and

           (d) the Surviving Corporation shall, as of the Effective Time, change its name to "Cascade Health Information Software, Inc."

     1.5   CONVERSION OF SHARES.

           (a) Subject to Section 1.7(b) of this Agreement, at the Effective Time, by virtue of the Merger and without any further action on the part of Transcend, the Company, the Subsidiary or any Shareholder, each share of Company Common Stock outstanding immediately prior to the Effective Time shall be canceled and retired and converted into the right to receive a pro rata share of the aggregate Merger Consideration described in Section 1.8 of this Agreement.

           (b) If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any restricted stock purchase agreement or other agreement with the Company, then the shares of common stock, $0.01 par value, of Transcend (the "Transcend Common Stock") issued in exchange for such shares of Company Common Stock will be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Transcend Common Stock may accordingly be marked with appropriate legends.

     1.6 CLOSING OF TRANSFER BOOKS OF THE COMPANY. At the Effective Time, the holders of certificates representing shares of Company Common Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as shareholders of the Company, and the stock transfer books of the Company shall be closed with respect to all shares of such Company Common Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of capital stock of the Company shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any of such shares of Company Common Stock (a "Company Stock Certificate") is presented to Transcend, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.7 of this Agreement.

     1.7   EXCHANGE OF CERTIFICATES.

           (a) At the Closing, each Shareholder shall surrender its respective Company Stock Certificate(s) to the Surviving Corporation, together with such transmittal documents as the Surviving Corporation may reasonably require, and the Surviving Corporation shall deliver to such Shareholder such Shareholder's pro rata share of the aggregate Merger Consideration to be paid at Closing pursuant to Section 1.8 of this Agreement.

           (b) No fractional shares of Transcend Common Stock shall be issued in connection with the Merger, and no certificates for any such fractional shares shall be issued. In lieu of such fractional shares, any Shareholder who would otherwise be entitled to receive a fraction of a share of Transcend Common Stock (after aggregating all fractional shares of Transcend Common Stock issuable to such holder) shall receive shares of Transcend Common Stock rounded upward or downward to the nearest whole number of shares.

           (c) Until surrendered as contemplated by this Section 1.7, each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive a pro rata share of the Merger Consideration. If any Company Stock Certificate shall have been lost, stolen or destroyed, Transcend may, in its discretion and as a condition precedent to the issuance of any certificate representing Transcend Common Stock, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Transcend may reasonably direct) as indemnity against any claim that may be made against Transcend with respect to such Company Stock Certificate.

           (d) The shares of Transcend Common Stock to be issued in the Merger shall be characterized as "restricted securities" for purposes of Rule 144 under the Securities Act, and each certificate representing any of such shares shall bear a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise):

           THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR THE LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS TRANSCEND HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO TRANSCEND AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

           (e) Transcend shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any holder or former holder of Company Common Stock pursuant to this Agreement such amounts as Transcend is required to deduct or withhold therefrom under the Code or under any provision of state, local or foreign tax law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

           (f) Transcend shall not be liable to any holder or former holder of Company Common Stock for any shares of Transcend Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

     1.8 MERGER CONSIDERATION. The aggregate merger consideration to be paid by Transcend to the Shareholders in consideration of the Merger ("Merger Consideration") shall be 920,000 shares of Transcend Common Stock. 92,000 shares of the Transcend Common Stock to be paid by Transcend as Merger Consideration at the Closing shall be pledged by the Shareholders to Transcend at Closing on a prorata basis for a period of 1 year following the Closing Date to secure any obligations of the Shareholders for indemnification under Section
9.2 of this Agreement. At the Closing, each Shareholder will execute and deliver to the Company a Stock Pledge Agreement, Stock Certificates representing the pledged shares and accompanying Stock Powers, in form and substance reasonably acceptable to Transcend and the Shareholders and conforming with all requirements for pooling treatment of the Merger for accounting purposes (the "Pledge Documents").

     1.9 TAX CONSEQUENCES. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

     1.10 FURTHER ACTION. If, at any time after the Effective Time, any further action is determined by Transcend or the Surviving Corporation to be necessary or desirable to carry out the purposes of this Agreement or to vest Transcend with full right, title and possession of and to all rights and property of the Company, the officers and directors of Transcend shall be fully authorized (in the name of the Company and otherwise) to take such action.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE
           SHAREHOLDERS

     As an inducement to Transcend and the Subsidiary to enter into this Agreement and to consummate the transactions contemplated hereby, and with the knowledge that Transcend and the Subsidiary shall rely thereon, the Company and each of the Shareholders, jointly and severally, represents and warrants to Transcend and the Subsidiary the following (both as of the Closing Date and as of the date hereof):

     2.1 DUE ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized and validly existing under the laws of the State of Oregon, has made all filings as required under applicable filing and annual registration provisions of the Oregon Business Corporation Act and has paid all filing fees due and payable thereunder. The Company has all necessary corporate power and lawful authority to conduct its business in the manner in which its business is currently being conducted and to own or lease and use its assets in the manner in which it now owns, leases or uses its assets. The Company is not qualified or otherwise authorized to do business as a foreign corporation in any jurisdiction other than the jurisdictions identified in Schedule 2.1 annexed
                                                        ------------
hereto, which jurisdictions are, except as noted on Schedule 2.1 annexed hereto,
                                                    ------------
the only jurisdictions in which such qualification or authorization is required by law. Except as set forth on Schedule 2.1 annexed hereto, the Company does
                                ------------
not file and is not required to file franchise, income or other tax returns in any other jurisdiction based upon the ownership or use of property therein or the conduct of business or derivation of income therefrom. The Company does not own or lease property or maintain any resident employee in any jurisdiction other than the jurisdictions set forth on Schedule 2.1 annexed hereto.
                                          ------------

     2.2 CAPITALIZATION. The title, par value, number of authorized shares and number of issued and outstanding shares of capital stock of the Company are described on Schedule 2.2 annexed hereto. No other class of capital stock of the
             ------------
Company is issued and outstanding, and there are no shares of capital stock held in the Company's treasury. All of the issued and outstanding shares of the Company Common Stock have been duly authorized and validly issued and are fully paid and non-assessable.

     2.3   OPTIONS OR OTHER RIGHTS.  Except as described on Schedule 2.3 annexed
                                                            ------------
hereto, there is no (i) outstanding subscription, option, call, warrant, unsatisfied preemptive right, commitment, conversion right or other agreement or right of any kind pursuant to which any Person has the right or option (whether or not currently exercisable) to acquire, or otherwise relating to, any shares of the capital stock or any other security of the Company; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or any other security of the Company; (iii) contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company. Except as set forth in Schedule 2.3 annexed hereto, the
                                        ------------

Company has never issued or granted any option, call, warrant or right to acquire, or otherwise relating to, any shares of its capital stock or other securities.

     2.4 SUBSIDIARIES AND INVESTMENTS. The Company has no subsidiaries, and has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect interest of any nature in, any Entity.

     2.5   CHARTER AND BYLAWS.  Schedule 2.5 annexed hereto contains true,
                                ------------
correct and complete copies of (a) the certificate of incorporation of the Company, including all amendments thereto (certified by the Secretary of State of the State of Oregon), and (b) the bylaws of the Company, including all amendments thereto.

     2.6 BOOKS AND RECORDS. The corporate minute books, stock certificate books, stock registers and other corporate records of the Company are true, correct and complete in all material respects, and the signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same. The corporate minute books of the Company contain true and complete records of all of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the board of directors of the Company, any committee of the board of directors of the Company and the shareholders of the Company since the date of incorporation of the Company. All actions reflected in said books and records were duly and validly taken in compliance with all Legal Requirements applicable to such matters and the provisions of the Company's articles of incorporation or bylaws or of any resolution adopted by the Company's shareholders, the Company's board of directors or any committee of the Company's board of directors. None of the Company's records, systems, controls, data or information are recorded, stored, maintained or operated by, or otherwise are wholly or partly dependent upon or held by, any person, entity or media (including any electronic, mechanical or photographic process) which are not under the exclusive ownership and direct control (including all means of access) of the Company.

     2.7   AUTHORITY; BINDING NATURE OF AGREEMENT.

           (a) Each of the Shareholders have the full power and legal capacity to execute and deliver the Shareholder Documents and to perform their respective obligations under this Agreement. Each of the Shareholder Documents constitute valid and binding agreements of the Shareholder which is a party thereto, enforceable against such Shareholder in accordance with its respective terms.

           (b) The execution, delivery and performance by the Company of the Company Documents has been duly authorized by all necessary action on the part of the Company and its board of directors and Shareholders. Each of the Company Documents constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms.

           (c)  Except as described in Schedule 2.7 annexed hereto, no consent,
                                       ------------
authorization or approval of, or declaration, filing or registration with, any Governmental Body, or any Consent of any other Person, is necessary in order to enable the Shareholders or the Company to enter into and perform their respective obligations under the Shareholder Documents or the Company Documents, and neither the execution and delivery of the Shareholder Documents or the Company Documents nor the consummation of the transactions contemplated thereby will:

                (i) conflict with, require any consent under, result in the violation of, or constitute a breach of any provision of the articles or certificate of incorporation or bylaws of the Company;

                (ii) conflict with, require any Consent under, result in the violation of, constitute a breach of, or accelerate the performance required on the part of the Shareholders or the Company by the terms of, any evidence of indebtedness or Contract to which the Shareholders or the Company is a party, in each case with or without notice or lapse of time or both, including any evidence of Encumbrance to which any property either of the Company or the Company Common Stock is subject, or permit the termination of any such Contract by another Person;

                (iii) result in the creation or imposition of any Encumbrance upon, or restriction on the use of, any property or assets of the Company or the Company Common Stock under any Contract to which either the Company or the Shareholders are bound;

                (iv) accelerate, or constitute an event entitling, or which would, on notice or lapse of time or both, entitle the holder of any indebtedness of the Company or the Shareholders to accelerate the maturity of any such indebtedness;

                (v) conflict with or result in the breach or violation of any Legal Requirement that is binding on either the Company or the Shareholders; or

                (vi) violate or cause any revocation of or limitation on any Permit of the Company.

     2.8   FINANCIAL STATEMENTS.

           (a) The Company has delivered to Transcend copies of the following financial statements (collectively, the "Company Financial Statements"):

                (i) the unaudited balance sheets and related unaudited statements of income, Shareholders' equity and cash flow of the Company as of and for the fiscal years ended on October 30, 1995, 1996 and 1997;

                (ii) the unaudited balance sheet of the Company (the "Unaudited Balance Sheet") as of and for the month ended March 31, 1998 (the "Balance Sheet Date") and the related unaudited statements of income, shareholders' equity and cash flow of the Company.

           (b)  Copies of the Company Financial Statements are annexed hereto as
Schedule 2.8.  The Company Financial Statements have been prepared in accordance
------------
with generally accepted accounting principles applied on a consistent basis throughout the periods covered except that the unaudited Company Financial Statements for the 3-month period ended March 31, 1998 do not contain footnotes and are subject to normal and recurring year-end audit adjustments, which will not, individually or in the aggregate, be material in magnitude. The Company Financial Statements present fairly the financial condition of the Company as of the respective dates thereof and the results of operations and cash flows of the Company for the periods covered thereby, and, except as indicated therein, reflect all claims against and all debts and liabilities of the Company, whether fixed or contingent, as at the dates thereof.

     2.9 LIABILITIES. The Company has no accrued, contingent or other liabilities of any nature (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles, and whether due or to become due), except for (a) liabilities identified as such in the "liabilities" column of the Unaudited Balance Sheet; (b) accounts payable or accrued salaries that have been incurred by the Company since the Balance Sheet Date, in the ordinary course of business and consistent with the Company's past practices; and (iii) the liabilities identified in Schedule 2.9 annexed hereto.
                                                   ------------

     2.10  ABSENCE OF CHANGES.  Except as set forth in Schedule 2.10 annexed
                                                       -------------
hereto and since the Balance Sheet Date:

           (a) there has not been any material adverse change in the Company's business, condition, assets, liabilities, operations, financial performance or prospects, and no event has occurred that will, or could reasonably be expected to, have a Material Adverse Effect on the Company;

           (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the Company's assets (whether or not covered by insurance);

           (c) the Company has not declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, and has not repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

           (d)  the Company has not sold, issued or authorized the issuance of
(i) any capital stock or other security, (ii) any option, call, warrant or right to acquire, or otherwise relating to, any capital stock or any other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

           (e) there has been no amendment to the Company's articles of incorporation or bylaws, and the Company has not effected or been a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

           (f) the Company has not formed any subsidiary or acquired any equity interest or other interest in any other Entity;

           (g) the Company has not made any capital expenditure which, when added to all other capital expenditures made by the Company, exceeds $10,000 in the aggregate;

           (h) the Company has not (i) entered into or permitted any of the assets owned or used by it to become bound by any Contract, or (ii) amended or prematurely terminated, or waived any material right or remedy under, any Contract to which it is or was party or under which it has or has had any rights or obligations;

           (i) the Company has not (i) acquired, leased or licensed any right or other asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person, or (iii) waived or relinquished any right, except for immaterial rights or other immaterial assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with the Company's past practices;

           (j) the Company has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness;

           (k) the Company has not made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with the Company's past practices;

           (l) the Company has not (i) lent money to any Person, or (ii) incurred or guaranteed any indebtedness for borrowed money;

           (m) the Company has not (i) established, adopted or amended any Plan, (ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (iii) hired any new employee;

           (n) the Company has not changed any of its methods of accounting or accounting practices in any respect;

           (o)  the Company has not made any Tax election;

           (p)  the Company has not commenced or settled any Legal Proceeding;

           (q) the Company has not entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices; and

           (r) the Company has not agreed or committed to take any of the actions referred to in clauses "(c)" through "(q)" above.

     2.11  INVENTORIES.  Except as described on Schedule 2.11 annexed hereto,
                                                -------------
all inventories of raw materials, work-in-process and finished goods set forth or reflected in the Unaudited Balance Sheet or acquired by the Company since the Balance Sheet Date, consist of a quality and quantity usable and saleable in the ordinary course of the Company's business, except for slow-moving, damaged or obsolete items and materials of below standard quality, all of which have been written down to net realizable market value or in respect of which adequate reserves have been provided, in each case as reflected in the Unaudited Balance Sheet. The value at which inventories are carried on the Unaudited Balance Sheet reflect the normal inventory valuation policy of the Company, as applicable, in accordance with generally accepted accounting principles and on a basis consistent with that of preceding periods, of stating inventory at the lower of cost or market value on a first in, first out basis. The Shareholders have no reason to believe that the Company will experience in the foreseeable future any difficulty in obtaining, in the desired quantity and quality, the inventory necessary to conduct their respective businesses in the manner proposed to be conducted, including, without limitation, inventory which historically has been imported.

     2.12  LEGAL PROCEEDINGS; ORDERS.

           (a)  Except as set forth in Schedule 2.12 annexed hereto, there is no
                                       -------------
pending Legal Proceeding, and, to the knowledge of the Company and the Shareholders, no Person has threatened to commence any Legal Proceeding, (i) that involves the Company or any of the assets owned or used by the Company; or
(ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the knowledge of the Company and the Shareholders, except as set forth in Schedule 2.12 annexed hereto, no
                                             -------------
event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

           (b) There is no order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, are subject. Neither the Shareholders nor the Company is subject to any order, writ, injunction, judgment or decree that relates to the Company business or to any of the assets owned or used by the Company. To the knowledge of the Company and the Shareholders, no officer or other employee of the Company is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the Company's business.

     2.13  TAX MATTERS.

           (a) All Tax Returns required to be filed by or on behalf of the Company with any Governmental Body with respect to any transaction occurring or any taxable period ending on or before the Closing Date (i) have been or will be filed when due and (ii) have been, or will be when filed, accurately and completely prepared in compliance with all applicable Legal Requirements. All Taxes owed by the Company (whether or not shown on any Tax Return) have been paid. Except as set forth on Schedule 2.13 annexed hereto, the Company is not
                              -------------
currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by a Governmental Body in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction. There are no Encumbrances on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

           (b) The Company has withheld and paid all Taxes required to have been withheld and paid by it in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other Person.

           (c) None of the Shareholders or any Representative of the Company (or any employee of the Company responsible for Tax matters) has any reason to believe that any authority may assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax liability of the Company either (i) claimed or raised by any authority in writing or (ii) as to which any Shareholder (or any employee of the Company responsible for Tax matters) has knowledge. Schedule 2.13 annexed hereto lists
                                            -------------
all federal, state, local, and foreign income Tax Returns filed with respect to the Company for taxable periods ended on or after December 31, 1994 and indicates those Tax Returns that have been audited and those Tax Returns that currently are the subject of an audit. The Company has delivered to Transcend correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company since December 31, 1994.

           (d) The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

           (e) The Company has not (i) filed a consent under Section 341(f) of the Code concerning collapsible corporations, (ii) applied for any tax ruling,
(iii) entered into a closing agreement with any taxing authority, (iv) filed an election under Section 338(g) or Section 338(h)(10) of the Code (nor has a deemed election under Section 338(e) of the Code occurred), (v) made any payments, or been a party to an agreement (including this Agreement) that under any circumstances could obligate it to make payments that will not be deductible because of Section 280G of the Code, (vi) been a party to any tax allocation or tax sharing agreement, (vii) been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, or (viii) been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company). The Company has no liability for the Taxes of any

Person or Entity (other than the Company) under Reg. (S)1.1502-6 (or any similar Legal Requirement), as a transferee or successor, by contract, or otherwise.

          (f) The unpaid Taxes of the Company (i) did not, as of the Balance Sheet Date, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Unaudited Balance Sheet (rather than in any notes thereto) and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Returns.

     2.14 TITLE TO ASSETS. The Company has good and valid title to all of its material properties and assets (both tangible and intangible), including without limitation, all properties and assets shown on the Unaudited Balance Sheet and all properties and assets purchased or acquired by the Company since the Balance Sheet Date; in each case subject to no Encumbrances, except for (i) Encumbrances reflected on the Unaudited Balance Sheet, (ii) liens for current taxes, assessments or governmental charges or levies on property not yet due or delinquent and (iii) Encumbrances described on Schedule 2.14 annexed hereto
                                               -------------
("Permitted Liens").  Except for software licenses described in Schedule 2.16
                                                                -------------
annexed hereto, or leases or real and personal property described in Schedule
                                                                     --------
2.16 and Schedule 2.18, the Company owns outright and is in exclusive possession
----     -------------
of all assets, properties or rights currently used in its business.

     2.15 COMPLIANCE WITH LEGAL REQUIREMENTS. Except as described on Schedule
                                                                      --------
2.15 annexed hereto, the Company is not in violation of any Legal Requirement
----
applicable to the business of the Company. Without limiting the generality of the foregoing, except as described on Schedule 2.15 annexed hereto, (i) there is
                                      -------------
not pending, or to the knowledge of the Company or the Shareholders threatened, any notification of any Governmental Body that the Company is not in compliance with applicable Legal Requirements respecting employment and employment practices, occupational safety and health laws and regulations, and laws or regulations relating to the quality of the environment, and neither the Company nor the Shareholders know of any basis therefor, and (ii) the Company has not received any such notification of past violations of such Legal Requirements as can reasonably be expected to result in future claims against the Company, and neither the Company nor the Shareholders know of any basis therefor.

     2.16 CONTRACTS.

          (a) Schedule 2.16 annexed hereto contains a complete and accurate
               -------------
list of all of the following Contracts to which the Company is a party or by or to which it or its assets or properties are bound or subject or which are necessary for the Company to conduct its business as presently conducted:

               (i) Contracts with any current or former officer, director, employee, consultant, agent or other representative or with any Person in which any of the foregoing has an interest, including any "Affiliate" or "Associate" of such Person, as such terms are defined in the Securities Act of 1933 and the rules and regulations published thereunder;

              (ii) Contracts with any labor union or association representing any employee;

              (iii) Contracts for the supply to any person of all or a portion of such person's requirements of any product or service sold by the Company;

              (iv) Contracts for the sale of any of the Company's assets or properties other than in the ordinary course of business or for the grant to any person of any preferential rights to purchase any of its assets or properties;

              (v)    joint venture or partnership agreements;

              (vi) Contracts under which the Company agrees to indemnify any party or to share tax liability of any Person;

              (vii)  Contracts of guaranty or relating to matters of suretyship;

              (viii) Contracts calling for an aggregate price or fee, or payments in any one year, of more than $10,000 excluding purchase or sales orders entered into by the Company as a purchaser or a seller in the ordinary course of business;

              (ix) Contracts that cannot be canceled without liability, premium or penalty upon thirty (30) days' notice or less;

              (x) Contracts with customers or suppliers for the sharing of fees, the rebating of charges or other similar arrangements;

              (xi) Contracts containing obligations or liabilities of any kind to holders of the Company's securities as such (including, without limitation, an obligation to register any of such securities under any Legal Requirement);

              (xii) Contracts containing covenants of the Company not to compete in any line of business or with any person in any geographical area or covenants of any other Person not to compete with the Company in any line of business or in any geographical area;

              (xiii) Contracts relating to the acquisition by the Company of any operating business or the capital stock of any other Person;

              (xvi) Contracts relating to Intellectual Property owned, licensed or used by the Company in the course of its business, including without limitation all contracts and agreements relating to the development and use of Software;

               (xv) Contracts requiring the payment to any Person of a royalty, override or similar commission or fee;

               (xvi) Contracts relating to the borrowing of money by the Company or subjecting any assets or properties of the Company to any Encumbrance;

               (xvii) any Contract which might reasonably be expected to have a potential adverse impact on the business or operations of the Company;

               (xviii) any Contract not made in the ordinary course of business; or

               (xix) any other material Contract whether or not made in the ordinary course of business.

           (b) The Company has delivered or made available to Transcend true and complete copies of all of the Contracts described on Schedule 2.16. All of
                                                         -------------
such Contracts are valid and binding upon the Company in accordance with their terms, and the Company has performed all contractual obligations required to be performed by it to date and is not in default under any such Contracts and has not taken any action which constitutes or with notice or lapse of time or both would constitute a default under such Contracts. To the knowledge of the Company and the Shareholders, no other party to any such Contract is in default in the performance of its obligations thereunder or has taken any action which constitutes, or with notice or lapse of time or both would constitute, a breach or anticipatory breach thereof. Except as separately identified on Schedule
                                                                   --------
2.16 annexed hereto, no approval or consent of any Person is needed in order
----
that the Contracts and other agreements set forth on Schedule 2.16 annexed
                                                     -------------
hereto or on any other Schedule continue in full force and effect following the consummation of the transactions contemplated by this Agreement.

           (c) The Contracts identified on Schedule 2.16 annexed hereto
                                            -------------
collectively constitute all of the Contracts necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted and in the manner in which its business is proposed to be conducted.

           (d) Schedule 2.16 annexed hereto identifies and provides a brief
               -------------
description of each proposed Contract as to which any pending bid, offer or proposal has been submitted or received by the Company.

     2.17 SOFTWARE.

           (a) Schedule 2.17 annexed hereto contains a complete list of all
               -------------
computer software which is material to the business of the Company (including all superseded versions or releases which remain in use by the Company or its customers) and which has been designed specifically for use by the Company or as to which the Company claims any proprietary rights (the "Software").

           (b) Except as described in Schedule 2.17 annexed hereto, the Company
                                      -------------
is the exclusive owner of all patents, copyrights, trademarks, intellectual property rights, trade secrets and other proprietary information, processes, and formulae used in connection with the Software.

           (c) Schedule 2.17 annexed hereto lists all employees and independent
               -------------
contractors who participated materially in the creation or material modification of the Software. All work performed by employees, independent contractors or any other Person in connection with the Software on behalf of the Company has been either pursuant to a "work-for-hire" arrangement or agreement with the Company in accordance with applicable Legal Requirements, that has accorded the Company full, effective, exclusive and original ownership of all tangible and intangible property arising thereby or subject to an executed instrument of assignment in favor of the Company that has conveyed to the Company full, effective and exclusive ownership of all tangible and intangible property arising in connection with the work performed. The Company has exclusive ownership, possession and control of all source codes, system documentation, statements of principles of operation, and schematics for all of the Software that may be necessary to render such materials understandable and usable by a trained computer programmer. The Company has taken adequate measures consistent with industry practice to safeguard the confidentiality of any confidential information or trade secrets relating to the Software. The Software is not in the public domain.

           (d) The Software performs in accordance with the documentation and other written material used in connection with the Software.

           (e) The Software is "year 2000 compatible" and the function and utility of the Software will not be adversely affected by the year 2000. Without limiting the foregoing, the Software is capable, without modification, of:

               (i) handling data information involving all and any dates before, during and/or after January 1, 2000, including accepting input, providing output and performing date calculations in whole or in part;

               (ii) operating accurately without interruption on and in respect of any and all dates before, during and/or after January 1, 2000 and without any change in performance;

               (iii) storing and providing date input information without creating any ambiguity as to the century.

     2.18 LEASES.  Schedule 2.18 annexed hereto contains a complete and accurate
                   -------------
list of any real property lease binding the Company or to which the Company is a party ("Leases"). Each such Lease is in full force and effect, and the Company has fully performed all of its obligations to be performed to date under said Leases. The Company is current with respect to the payment of all rents and other charges due thereunder, and their use and occupancy of the premises which are the subject matter of such leases does not violate any of the terms of such Leases, is in conformity with all applicable Legal Requirements and is not violative of the conditions of the Company's respective policies of insurance. All of the buildings, structures and appurtenances situated on such leased premises are, and as of the Closing Date, will be, in good operating condition and state of maintenance and repair and will be adequate and suitable for the purposes for which they are presently being or are intended to be used, and the Company has adequate rights of ingress and egress and utility services for the operation of their respective businesses in the ordinary course. No lessor or landlord under any Lease is in default in the performance of its obligations thereunder, and the Company has not received notice from any such lessor or landlord of its intention to exercise any option thereunder which would adversely affect or terminate the Company's use or occupancy of the demised premises under such Lease. Except as specifically disclosed in Schedule 2.18,
                                                                -------------
all of the Leases permit the consummation of the transactions contemplated hereby without modification of the terms thereof and without the consent of the applicable lessor or landlord. The Company does not own, and has never owned, any real property.

      2.19 ACCOUNTS AND NOTES RECEIVABLE. All accounts and notes receivable reflected on the Unaudited Balance Sheet, and all accounts and notes receivable arising subsequent to the Balance Sheet Date, have arisen in the ordinary course of business of the Company, represent valid obligations due to the Company and, subject only to the reserve for bad debts shown on the Company's books and records and computed in a manner consistent with generally accepted accounting principals and such Company's past practice, are collectible in the ordinary course of business of the Company in the aggregate recorded amounts thereof in accordance with their terms and in any event not later than 90 days from the Closing Date. None of such notes and accounts receivable or other debts is (or as of the Closing Date will be) subject to any counterclaim or set-off except to the extent of the aforementioned reserve, or is (or as of the Closing Date will be) subject to any Encumbrance whatsoever. For purposes of this Section 2.19, the collectibility of accounts and notes receivable shall be determined by applying customers' remittances based upon the specific invoices to which such remittances relate, or in the absence of any indication of same, on a first-in, first-out basis. There has been no material change since the Balance Sheet Date in the amount of accounts receivable or other debts due the Company or the reserves for bad debts relating thereto from that reflected in the Unaudited Balance Sheet.

      2.20 FIXED ASSETS.  Schedule 2.20 annexed hereto contains a complete and
                          -------------
accurate list of all machinery, equipment, tools, furniture, leasehold improvements, trade fixtures, vehicles, structures or any related capitalized items and other tangible property material to the operation of the business of the Company (the "Fixed Assets") and all such Fixed Assets are reflected in the Unaudited Balance Sheet (except any such tangible property acquired since the Balance Sheet Date by the Company). Since the Balance Sheet Date, the Company has not disposed of any Fixed Asset except in the ordinary course of the Company's business. The Fixed Assets are in good operating condition and repair, subject to normal wear and tear from normal use thereof, and the Company has not received notice that any of the Fixed Assets or the Company's use thereof is in violation of any existing law or any applicable Legal Requirement.

      2.21 TRADE NAMES AND OTHER INTANGIBLES.  Schedule 2.21 annexed hereto
                                               -------------
contains a complete and accurate list of all patents, patent rights, licenses, methodologies, know-how, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights or similar rights (other than Software listed separately on Schedule 2.17) ("Intellectual
                                   -------------

Property") which are either (a) wholly or partly owned or licensed by the Company or (b) used in the conduct of the business of the Company. Except as described on Schedule 2.21 annexed hereto, no Person or Entity, other than the
             -------------
Company, has any rights under or in respect of, and to the knowledge of the Company and the Shareholders, no Person is infringing or otherwise acting adversely with respect to, the Company's respective rights under or in respect of the Intellectual Property (including the Software), and the Company is the exclusive owner of such rights and there is no claim for damages or any proceeding pending or, to the knowledge of the Company or the Shareholder, threatened with respect thereto. The Company is not infringing or otherwise acting adversely to the right of any Person or Entity under or in respect to Intellectual Property (including the Software), and there is no claim for damages or any proceeding pending, or to the knowledge of the Company or the Shareholders threatened, with respect thereto.

      2.22 SUPPLIERS AND CUSTOMERS.  Schedule 2.22 annexed hereto contains a
                                     -------------
complete and accurate list with respect to the Company of (a) any licensor or supplier from whom the Company purchased or to which the Company paid $10,000 or more during the last fiscal year of the Company and the amount paid by the Company to each such supplier and (b) any customer or client of the Company which purchased during the last fiscal year of the Company $10,000 or more in goods or services from such Company. No customer required to be listed on
Schedule 2.22 has notified the Company of such customer's intention to terminate
-------------
or materially reduce the purchase or use the goods or services, and neither the Company nor the Shareholders have any reason to believe any such customer is likely to terminate the services of the Company on account of the transactions contemplated hereunder.

      2.23 LABOR RELATIONS; EMPLOYEES.
           --------------------------

           (a) Other than amounts which have not yet become payable in accordance with the Company's customary practices, which will be paid in a timely manner, (i) the Company has paid in full to its full and part-time employees all wages, salaries, commissions, bonuses and other direct compensation for all services performed by them to date, and (ii) the Company has paid, or will pay in a timely manner, all severance pay, if any, and benefits, FICA, withholding taxes and vacation pay, if any, for all of its employees and is not subject to any claim for non-payment or non-performance of any of the foregoing. The Company is in compliance with all federal, state and local laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours. The Company has not improperly characterized as an independent contractor or consultant, any individual who should have been treated as an employee of the Company for tax withholding or any other purpose.

           (b) The Company is not a party to any collective bargaining agreement with respect to any of its employees. There is no unfair labor practice complaint against the Company pending before the National Labor Relations Board or any comparable state or local agency. There is no labor strike, dispute, slowdown or stoppage pending, or to the knowledge of the Company or the Shareholders, threatened, against or involving the Company. No grievance which might have an adverse effect on the Company or the conduct of its business or proceeding alleging discriminatory practices or sexual harassment is pending and no claim therefor has been asserted.

No collective bargaining representative is certified to represent any group of employees of the Company under the Labor-Management Relations Act of 1947, and no petition for election of a collective bargaining representative for all or any portion of the business of the Company is pending or in respect of any other group of employees. Neither the Company nor the Shareholders have any knowledge of any organizational effort or campaign by any labor union that affects or might affect employment of any employee of the Company.

      2.24 EMPLOYEE BENEFIT PLANS.

           (a) Except as described on Schedule 2.24 annexed hereto, the Company
                                      -------------
is not a party to, nor makes or is required to make employer contributions to, nor has any current or future obligation or liability with respect to, any pension, profit sharing, retirement, deferred compensation, bonus, stock purchase, severance, hospitalization, medical insurance, life insurance, vacation policy or other employee benefit plan or program providing benefits for its current or former employees, other than salaries or cash wages for straight time, overtime or shift differential (a "Plan"). Except as described on
Schedule 2.24 annexed hereto, the Company has complied with all of its
-------------
obligations under each Plan and, to the knowledge of the Company and the Shareholders, all other parties have complied with all of their respective obligations under each Plan. The Company has made or provided for all payments due under or with respect to each Plan up to and including the Closing Date, and all amounts properly accrued up to and including the Closing Date as liabilities of the Company under each Plan have been recorded on the books of the Company. Except as described on Schedule 2.24 annexed hereto, no Plan is a "multiemployer
                       -------------
plan" (within the meaning of Section 3(37) of the ERISA), and, except as so set forth, the Company has not made, or has been required to make, any contributions to any "multiemployer plan" within the last five (5) years. Except as described on Schedule 2.24 annexed hereto, no Plan listed on Schedule 2.24 (other than any
   -------------                                   -------------
"multiemployer plan") is subject to Title IV of ERISA.

           (b) Each Plan listed on Schedule 2.24 has received a determination
                                   -------------
letter from the Internal Revenue Service to the effect that it qualified under
Section 401(a) of the Code, and that each trust established under such Plan is exempt from taxation under Section 501(a) of the Code, and nothing has occurred which would cause the loss of such qualifications or exemptions. No "reportable event" (within the meaning of Section 4043(b) of ERISA) has occurred with respect to any pension plan that is subject to Title IV of ERISA maintained by any trade or business (whether or not incorporated) that is under common control with the Company, within the meaning of Section 414(c) of the Code and the regulations thereunder (hereinafter any such plan shall be referred to as an "Affiliate Plan" and any such trade or business shall be referred to as an "ERISA Affiliate"), and no "reportable event" will occur with respect to any Plan or Affiliate Plan as a result of any transaction contemplated by this Agreement.

           (c) The Company would not be subject to any withdrawal liability with respect to any "multiemployer plan" listed on Schedule 2.24 if the Company were
                                              -------------
to withdraw from any such plan as of the date hereof.  Except as described on
Schedule 2.24, the Company has satisfied all material reporting and disclosure
-------------
requirements and all other requirements applicable to it under the Code or ERISA, and the Department of Labor and the Internal Revenue Service regulations promulgated thereunder, with respect to the Plans. Neither the Company nor, to the knowledge of the Company or the Shareholders, any other "party in interest" or "disqualified person" (within the meaning of Section 3(14) of ERISA or
Section 4975(e)(2) of the Code, respectively) with respect to any Plan has engaged in any "prohibited transaction" (within the meaning of Section 406 of ERISA or Section 4975 of the Code) which could subject any Plan, the Company or any trustee, administrator or other fiduciary of any Plan, to any penalty or excise tax imposed on prohibited transactions by Section 502(i) of ERISA or
Section 4975 of the Code. There are no material actions, suits or claims pending (other than routine claims for benefits) or, except as described on
Schedule 2.24, to the knowledge of the Company or the Shareholders, threatened,
-------------
against any Plan or against the assets of any Plan.  No Plan which is subject to
Part III of Subtitle B of Title I of ERISA or Section 412 of the Code has incurred any "accumulated funding deficiency" (as defined in ERISA), whether or not waived. Except as described on Schedule 2.24, no Plan or Affiliate Plan
                                    -------------
that is or was subject to Title IV of ERISA has been terminated and, to the knowledge of the Seller, no proceeding has been initiated to terminate any such Plan or Affiliate Plan. Neither the Company, any ERISA Affiliates, nor any Shareholder have incurred, nor reasonably expects to incur as a result of any event occurring on or prior to the Closing Date, any liability to the Pension Benefit Guaranty Corporation (except for required premium payments, none of which payments are overdue) or any withdrawal liability under Title IV of ERISA.

           (d) With respect to each Plan that is an "employee benefit plan," within the meaning of Section 3(3) of ERISA, true and complete copies of (i) the documents embodying the Plan, any related trust and all amendments thereto, (ii) the summary plan description and all modifications thereto, (iii) the last filed Annual Report (Form 5500 Series) and Schedules A and B thereto, (iv) the most recent Internal Revenue Service determination letter, if applicable, (v) the most recent actuarial valuation report, if any, and (vi) the most recent annual and periodic financial statements, have been delivered or made available to Transcend and are correct in all material respects.

      2.25 INSURANCE.  Schedule 2.25 annexed hereto contains a list and brief
                       -------------
description (specifying the insurer, the policy number or covering note number with respect to binders and the amount of any deductible, describing each pending claim thereunder of more than $10,000, setting forth the aggregate amounts paid out under each such policy through the date hereof and the aggregate limit, if any, of the insurer's liability thereunder) of all policies or binders of fire, liability, product liability, workmen's compensation, vehicular, unemployment and other insurance held by or on behalf of the Company. Such policies and binders are valid and enforceable in accordance with their terms, are in full force and effect, and insure against risks and liabilities to the extent and in the manner reasonably determined by the Company to be appropriate and sufficient and are adequate to protect the Company and its assets and properties. The Company has paid all premiums due thereon and is not in default with respect to any provision contained in any such policy or binder and has not failed to give any notice or present any claim under any such policy or binder in due and timely fashion. Except for claims described on Schedule
                                                                     --------
2.25, there are no outstanding unpaid claims under any such policy or binder.
----
The Company has not received notice of cancellation or non-renewal of any such policy or binder. None of the policies listed on Schedule 2.25 provides that
                                                  -------------
premiums paid in respect of the periods prior to the Closing Date may be adjusted or recomputed based on claims-paying experience of such policies or otherwise. The Company has no notice from any of its insurance carriers that any insurance premiums will be increased in the future or that any insurance coverage listed on Schedule 2.25 will not be
                                                    -------------
available in the future on the same terms as now in effect.

      2.26 ENVIRONMENTAL MATTERS.

           (a) Except as described in Schedule 2.26,  (i) the Company has never
                                      -------------
generated, transported, used, stored, treated, disposed of, or managed any Hazardous Waste; (ii) no Hazardous Material has ever been or is threatened to be spilled, released, or disposed of at any site presently or formerly owned, operated, leased or used by the Company, or has ever come to be located in the soil or groundwater at any such site; (iii) no Hazardous Material has ever been transported by or at the direction of the Company from any site presently or formerly owned, operated, leased, or used by the Company for treatment, storage, or disposal at any other place; and (iv) no Encumbrance has ever been imposed by any Governmental Body on any property, facility, machinery, or equipment owned, operated, leased, or used by the Company in connection with the presence of any Hazardous Material.

           (b) (i) The Company has no liability under, nor has it ever violated, any Environmental Law; (ii) the Company, any property owned, operated, leased, or used by the Company, and any facilities and operations thereon, are presently in compliance with all applicable Environmental Laws; (iii) the Company has never entered into or has been subject to any judgment, consent decree, compliance order, or administrative order with respect to any environmental or health and safety matter or received any request for information, notice, demand letter, administrative inquiry, or formal or informal complaint or claim with respect to any environmental or health and safety matter or the enforcement of any Environmental Law; and (iv) neither the Company nor the Shareholders have any knowledge or reason to know that any of the items enumerated in the immediately preceding clause of this paragraph will be forthcoming.

           (c) No site currently owned, operated, leased, or used by the Company contains any asbestos or asbestos-containing material, any polychlorinated biphenyls (PCBs) or equipment containing PCBs, any underground storage tanks, or any urea formaldehyde foam insulation.

           (d) The Company has provided to Transcend copies of all documents, records, and information available to the Company of the Shareholders concerning any environmental or health and safety matter relevant to the Company, whether generated by the Company or others, including, without limitation, environmental audits, environmental risk assessments, site assessments, documentation regarding off-site disposal of Hazardous Materials, spill control plans, and reports, correspondence, permits, licenses, approvals, consents, and other authorizations related to environmental or health and safety matters issued by any governmental agency.

           (e) For purposes of this Agreement, "Hazardous Material" shall mean and include any hazardous waste, hazardous material, hazardous substance, petroleum product, oil, toxic substance, pollutant, contaminant, or other substance which may pose a threat to the environment or to human health or safety, as defined or regulated under any Environmental Law; "Hazardous

Waste" shall mean and include any hazardous waste as defined or regulated under any Environmental Law; "Environmental Law" shall mean any environmental or health and safety-related Legal Requirement existing at any time prior to the Closing Date.

      2.27 OFFICERS, DIRECTORS AND KEY EMPLOYEES.  Schedule 2.27 annexed hereto
                                                   -------------
describes with respect to the Company the name and total annual compensation (and benefit costs) from the Company of each officer and director of the Company and of each other employee, consultant, agent or other representative of the Company whose current annual rate of compensation exceeds $25,000. The Company has not made a commitment or agreement to increase the compensation or to modify the conditions or terms of employment of any such person. None of such persons has communicated to the Company or to the Shareholders that such person intends to resign or otherwise terminate such person's relationship with the Company.

      2.28 RESTRICTIVE DOCUMENTS. Neither the Company nor any of the Shareholders is subject to, or a party to, any charter, bylaw, Permit, Contract, Legal Requirement or any other restriction of any kind, which adversely affects the business practices, operations or condition of the Company or any of its assets or property, or which would prevent consummation of the transactions contemplated by this Agreement, compliance by the Company or the Shareholders with the terms, conditions and provisions hereof, or the continued operation of the Company's business after the date hereof or the Closing Date on substantially the same basis as heretofore operated or which would restrict the ability of the Company to acquire any property or conduct business in any area.

      2.29 FRANCHISES AND LICENSES. The Company possesses all franchises, concessions, permits, licenses, orders, and other governmental authorizations and approvals ("Permits") required to permit the Company to carry on its business as it is presently being conducted. All such Permits are described on
Schedule 2.29 annexed hereto, are in the name of the Company and are in full
-------------
force and effect, and no modification, termination, suspension or cancellation of any of them is threatened. Except as described in Schedule 2.29 annexed
                                                     -------------
hereto, all such Permits permit the consummation of the transactions contemplated hereby without modification thereof and without the consent of the issuing authority.

      2.30 TRANSACTIONS WITH AFFILIATED PARTIES.  Except as described on
Schedule 2.30 annexed hereto, no Associate or Affiliate of the Company or any of
-------------
the Shareholders (a) has any ownership interest, directly or indirectly, in any competitor, supplier or customer of the Company, (b) has any outstanding loan to or receivable in either event to or from the Company or (c) is a party to or has any interest in any contract or agreement with the Company.

      2.31 Bank Accounts and Powers of Attorney.  Schedule 2.31 annexed hereto
                                                  -------------
contains an accurate and complete list showing (a) the name and address of each bank in which the Company has an account or safe deposit box, the number of any such account or any such box and the names of all persons authorized to draw thereon or to have access thereto and (b) the names of all persons, if any, holding powers of attorney from the Company and a summary statement of the terms thereof.

     2.32   WARRANTIES AND PRODUCT RETURNS.  Schedule 2.32 annexed hereto
                                             -------------
contains (a) a true and complete description of all warranties granted or made with respect to products or services sold by the Company during the three years prior to the date hereof; and (b) a true and complete description of the Company's product returns and warranty experience for the same period. Neither the Company nor the Shareholders have any reason to believe that product returns or warranty claims for the Company will, in the foreseeable future, exceed historical levels to any material extent.

     2.33 ASSETS COMPLETE. Upon the Effective Time of the Merger, the Surviving Company will own all of the assets and possess all of the rights necessary for it to conduct the business of the Company in a manner consistent with the manner in which the Company has conducted its business on and immediately prior to the Effective Date.

     2.34   NO CHANGES PRIOR TO CLOSING DATE.  Except as listed on Schedule 2.34
                                                                   -------------
annexed hereto, during the period from the Balance Sheet Date to and including the Closing Date, except as expressly contemplated hereby, the Company will not have (a) incurred any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except in the ordinary course of business,
(b) permitted any of its assets to be subjected to any Encumbrance other than Permitted Liens, (c) sold, transferred or otherwise disposed of any assets except product inventory sold in the ordinary course of business, (d) made any capital expenditure in excess of $10,000 or commitment therefor, (e) declared or paid any dividend or made any distribution on any shares of its capital stock, or redeemed, purchased or otherwise acquired any shares of its capital stock or granted or canceled any option, warrant or other right to purchase or acquire any such shares, (f) made any bonus or profit sharing distribution or similar payment of any kind, (g) increased its indebtedness for borrowed money, or made any loan to any Person, (h) except in the ordinary course of business, consistent with past practices of the Company, made or permitted any amendment or termination of any contract, agreement or license to which the Company is a party or by which it or any of its assets and properties are subject or bound,
(i) entered into any agreement or arrangement granting any preferential rights to purchase any of the Company's assets or properties or requiring the consent of any party to the transfer and assignment of any of the Company's assets or properties, (j) written off as uncollectible any notes or accounts receivable, except write-offs in the ordinary course of business charged to applicable reserves, none of which individually or in the aggregate is material to the Company, (k) granted any increase in the rate of wages, salaries, bonuses or other remuneration of any executive employee or other employees, except in the ordinary course of business, (l) canceled or waived any claims or rights of substantial value, (m) made any change in any method of accounting or auditing practice, (n) otherwise conducted its business or entered into any transaction, except in the usual and ordinary manner and in the ordinary course of its business, or (o) agreed, whether or not in writing, to do any of the foregoing.

     2.35 DISCLOSURE. Neither this Agreement, nor any Schedule, Exhibit or certificate delivered in accordance with the terms hereof by or on behalf of the Company or the Shareholders, or by any of the Company's Representatives, in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit any statement of a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact known to the Company or the Shareholders which materially and adversely affects the business, prospects (financial or otherwise) or financial condition of the Company or its properties or assets, which has not been set forth in this Agreement or in the Schedules, Exhibits, certificates or other documents furnished by or on behalf of the Company or the Shareholders, or by any of the Company's Representatives, in connection with the transactions contemplated by this Agreement.

     2.36 BROKER'S OR FINDER'S FEES. No agent, broker, person or firm acting on behalf of the Shareholders or the Company is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated herein.

     2.37 COPIES OF DOCUMENTS. The Company has caused to be made available for inspection and copying by Transcend and its Representatives, true, complete and correct copies of all documents referred to in this Section 2 or in any Schedule furnished by the Company or the Shareholders to Transcend or the Subsidiary.

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF TRANSCEND AND THE SUBSIDIARY

     As an inducement to the Company and the Shareholders to enter into this Agreement and to consummate the transactions contemplated hereby, and with the knowledge that the Company and the Shareholders shall rely thereon, Transcend and the Subsidiary, jointly and severally, represent and warrant to the Company and the Shareholders the following (with respect to Transcend, both as of the Closing Date and as of the date hereof and, with respect to the Subsidiary, as of the Effective Time):

     3.1 DUE ORGANIZATION AND QUALIFICATION. Transcend is and, as of the Closing Date, the Subsidiary will be, a corporation duly organized and validly existing under the laws of the State of Delaware, has (or, in the case of the Subsidiary, by the Closing Date will have) made all filings as required under the Delaware General Corporation Law and has (or, in the case of the Subsidiary, by the Closing Date will have) paid all filing fees due and payable thereunder. Transcend has and, as of the Closing Date, the Subsidiary will have, all necessary corporate power and lawful authority to conduct its respective business in the manner in which such business is currently being conducted and to own or lease and use its respective assets in the manner in which it now owns, leases or uses its assets.

     3.2    CHARTER AND BY-LAWS.  Schedule 3.2 annexed hereto contains true,
                                  ------------
correct and complete copies of (a) the certificate of incorporation of Transcend, including all amendments thereto (certified by the Secretary of State of the State of Delaware), (b) the bylaws of Transcend, including all amendments thereto, and (c) the certificate of incorporation and bylaws of to be adopted by the Subsidiary prior to the Closing Date.


     3.3    AUTHORITY; BINDING NATURE OF AGREEMENT.

          (a) The execution, delivery and performance of the Transcend Documents by Transcend has been and, as of the Closing Date, the execution, delivery and performance of the Transcend Documents by the Subsidiary will have been, duly authorized by all necessary action on the part of Transcend and the Subsidiary and their respective boards of directors. Each of the Transcend Documents constitute the legal, valid and binding obligation of Transcend and, as of the Closing Date, will constitutes the legal, valid and binding obligation of the Subsidiary, enforceable against such entity in accordance with its respective terms.

          (b)  Except as set forth on Schedule 3.3 annexed hereto, no consent,
                                      ------------
authorization or approval of, or declaration, filing or registration with, any Governmental Body, or any consent, authorization or approval of any other Person, is necessary in order to enable Transcend or the Subsidiary to enter into and perform their respective obligations under the Transcend Documents, and neither the execution and delivery of the Transcend Documents nor the consummation of the transactions contemplated thereby will:

               (i) conflict with, require any consent under, result in the violation of, or constitute a breach of any provision of the articles or certificate of incorporation or bylaws of Transcend or the Subsidiary;

               (ii) conflict with, require any Consent under, result in the violation of, constitute a breach of, or accelerate the performance required on the part of Transcend or the Subsidiary by the terms of, any evidence of indebtedness or Contract to which Transcend or the Subsidiary is a party, in each case with or without notice or lapse of time or both, including any evidence of Encumbrance to which any property either of Transcend or the Subsidiary is subject, or permit the termination of any such Contract by another Person;

               (iii) result in the creation or imposition of any Encumbrance upon, or restriction on the use of, any property or assets of Transcend or the Subsidiary under any Contract to which either Transcend or the Subsidiary is bound;

               (iv) accelerate, or constitute an event entitling, or which would, on notice or lapse of time or both, entitle the holder of any indebtedness of Transcend or the Subsidiary to accelerate the maturity of any such indebtedness;

               (v) conflict with or result in the breach or violation of any Legal Requirement that is binding on either Transcend or the Subsidiary; or

               (vi) violate or cause any revocation of or limitation on any Permit of Transcend or the Subsidiary.

     3.4    LEGAL PROCEEDINGS; ORDERS.  Except as set forth in Schedule 3.4
                                                               ------------
annexed hereto, there is no pending Legal Proceeding, and, to the knowledge of Transcend and the Subsidiary, no Person has threatened to commence any Legal Proceeding that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the knowledge of Transcend and the Subsidiary, except as set forth in Schedule 3.4 annexed hereto, no event has
                                       ------------
occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

     3.5    SEC FILINGS; FINANCIAL STATEMENTS.

            (a) Transcend has delivered to the Company and the Shareholders accurate and complete copies (excluding copies of exhibits) of each report, registration statement (on a form other than Form S-8) and definitive proxy statement filed by Transcend with the SEC between January 1, 1997 and the date of this Agreement (the "Transcend SEC Documents"). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), (i) each of the Transcend SEC Documents complied in all material respects with the applicable requirements of the Securities Act of 1933 or the Exchange Act of 1934 (as the case may be); and
(ii) none of the Transcend SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (b) The consolidated financial statements contained in the Transcend SEC Documents (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end audit adjustments (which will not, individually or in the aggregate, be material in magnitude); and (iii) fairly present the consolidated financial position of Transcend as of the respective dates thereof and the consolidated results of operations of Transcend for the periods covered thereby.

     3.6    VALID ISSUANCE.   The Transcend Common Stock to be issued as Merger
Consideration will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and non-assessable.

     3.7 BROKER'S OR FINDER'S FEES. No agent, broker, person or firm acting on behalf of Transcend or the Subsidiary is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated herein.

SECTION 4.  CERTAIN COVENANTS OF THE COMPANY AND THE SHAREHOLDERS

     4.1 ACCESS AND INVESTIGATION. During the period from the date of this Agreement through the Effective Time (the "Pre-Closing Period"), the Company shall, and shall cause its Representatives to (a) provide Transcend and Transcend's Representatives with reasonable access to the Company's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Company; and (b) provide Transcend and Transcend's Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to the Company, and with such additional financial, operating and other data and information regarding the Company, as Transcend may reasonably request. In the event that this Agreement shall be terminated in accordance with Section 8 of this Agreement, Transcend and the Subsidiary shall keep confidential, and not use in any manner, any information on documents obtained from the Company pursuant to this Section 4.1. Transcend's investigation of, or failure to investigate, the business and affairs of the Company at any time prior to the Effective Date shall not for any purpose (i) diminish, obviate or otherwise affect the representations and warranties of the Company and the Shareholders provided in Section 2 of this Agreement or Transcend's or the Subsidiary's right to rely upon such representations and warranties or (ii) be deemed a waiver of or otherwise affect in any way the rights of Transcend or the Surviving Corporation under Section 9 of this Agreement.

     4.2 OPERATION OF THE BUSINESS OF THE COMPANY. During the Pre-Closing Period, unless Transcend otherwise consents in writing:

            (a) the Company shall conduct its business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement;

            (b) the Company shall use reasonable efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and maintain its relations and goodwill with all suppliers, customers, landlords, creditors, employees and other Persons having business relationships with the Company;

            (c) the Company shall keep in full force and effect all insurance policies identified in Schedule 2.25 annexed hereto;

            (d) the Company shall cause its officers to report regularly to Transcend concerning the status of the Company's business;

            (e) the Company shall not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, and shall not repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;

            (f) the Company shall not sell, issue or authorize the issuance of
(i) any capital stock or other security, (ii) any option, call, warrant or right to acquire, or relating to, any capital stock or other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

            (g) neither the Company nor any of the Shareholders shall amend or permit the adoption of any amendment to the Company articles of incorporation or bylaws, or effect or permit the Company to become a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

            (h) the Company shall not form any subsidiary or acquire any equity interest or other interest in any other Entity;

            (i) the Company shall not make any capital expenditure, except for capital expenditures that, when added to all other capital expenditures made on behalf of the Company during the Pre-Closing Period, do not exceed $10,000 in the aggregate;

            (j) the Company shall not (i) enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any material Contract, or (ii) amend or prematurely terminate, or waive any material right or remedy under, any material Contract;

            (k) the Company shall not, other than in the ordinary course of business consistent with past practice (i) acquire, lease or license any right or other asset from any other Person, (ii) sell or otherwise dispose of, or lease or license, any right or other asset to any other Person, or (iii) waive or relinquish any right, except for immaterial assets acquired, leased, licensed or disposed of by the Company;

            (l) the Company shall not (i) lend money to any Person, or (ii) incur or guarantee any indebtedness, except that the Company may make routine borrowings in the ordinary course of business under its respective existing lines of credit;

            (m) the Company shall not (i) establish, adopt or amend any Plan,
(ii) pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (iii) hire any new employee whose aggregate annual compensation is expected to exceed $25,000;

            (n) the Company shall not change any of its methods of accounting or accounting practices in any respect;

            (o) the Company shall not make any Tax election;

            (p) the Company shall not commence or settle any Legal Proceeding;

            (q) the Company shall not enter into any material transaction or take any other material action outside the ordinary course of business or inconsistent with its past practices; and

            (r) the Company shall not agree or commit to take any of the actions described in clauses "(e)" through "(q)" of this Section 4.2.

     4.3    NOTIFICATION; UPDATES TO SCHEDULES.

            (a) During the Pre-Closing Period, the Company and the Shareholders shall promptly notify Transcend in writing of:

                (i) the discovery by the Company or the Shareholders of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by the Company or any of the Shareholders in this Agreement;

                (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by the Company or any of the Shareholders in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

                (iii) any breach of any covenant or obligation of the Company or any of the Shareholders; and

                (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 6 or Section 7 of this Agreement impossible or unlikely.

            (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 4.3(a) of this Agreement requires any change in any Schedule to this Agreement after delivery and acceptance of the Schedules to be delivered by the Company and the Shareholders pursuant to Section 4.6 of this Agreement, or if any such event, condition, fact or circumstance would require such a change assuming such Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Company or the Shareholders shall promptly deliver to Transcend an update to such Schedule specifying such change. No such update shall be deemed to supplement or amend any Schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by the Company or any of the Shareholders in this Agreement, or (ii) determining whether any of the conditions set forth in Section 6 of this Agreement has been satisfied.

     4.4 POOLING OF INTERESTS. Prior to the Closing, neither the Company nor any Shareholder shall take any action which would have an adverse effect on the ability of Transcend to account for the Merger as a "pooling of interests".

     4.5 NO NEGOTIATION. During the Pre-Closing Period, neither the Company nor any of the Shareholders shall, directly or indirectly:

            (a) solicit or encourage the initiation of any inquiry, proposal or offer from any Person (other than Transcend) relating to a possible Acquisition Transaction;

            (b) participate in any discussions or negotiations or enter into any agreement with, or provide any non-public information to, any Person (other than Transcend) relating to or in connection with a possible Acquisition Transaction; or

            (c) consider, entertain or accept any proposal or offer from any Person (other than Transcend) relating to a possible Acquisition Transaction.

The Company shall promptly notify Transcend in writing of any inquiry, proposal or offer relating to a possible Acquisition Transaction that is received by the Company or any of the Shareholders during the Pre-Closing Period.

     4.6 DELAYED DELIVERY OF DISCLOSURE SCHEDULES. The parties acknowledge that as of the date of execution of this Agreement, the Company and the Shareholders have not delivered to Transcend the Schedules required of the Company and the Shareholders under Section 2 of this Agreement. The Company and the Shareholders agree to prepare all Schedules contemplated by this Agreement and deliver such Schedules to Transcend on or prior to May 7, 1998. Transcend shall have a period of 7 days following delivery of the Schedules by the Company and the Shareholders in which to review the Schedules and notify the Company and the Shareholders of any objections to the Schedules. If Transcend notifies the Company or the Shareholders of its objection to any of the disclosure schedules prepared by the Company or the Shareholders, the parties shall have 7 days following such notification in which to discuss and attempt to resolve Transcend's objection to such schedule(s). If, at the end of such 7 day period, Transcend, in its sole discretion, continues to object to any such schedule, Transcend may terminate this Agreement at any time by delivery of written notice to the Company and the Shareholders. If (i) Transcend does not deliver a notice of objection to the Company or the Shareholders within 7 days following delivery of the disclosure schedules; (ii) Transcend, having delivered an objection notice to the disclosure schedules, subsequently delivers a notice stating that all its objections have been satisfied; or (iii) Transcend, having delivered an objection notice to the disclosure schedules, does not exercise its right to terminate this Agreement and instead proceeds to Closing, Transcend shall be deemed to have accepted the disclosure schedules and the disclosure schedules shall be deemed to have been a part of this Agreement at the time this Agreement was executed.

SECTION 5.  ADDITIONAL COVENANTS OF THE PARTIES

     5.1 FILINGS AND CONSENTS. As promptly as practicable after the execution of this Agreement, each party to this Agreement (a) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, and (b) shall use his, its or their best efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger or any of the other transactions contemplated by this Agreement. The Company shall promptly deliver to Transcend a copy of each such filing made, each such notice given and each such Consent obtained by the Company during the Pre-Closing Period. Transcend shall promptly deliver to the Company a copy of each such filing made, each such notice given and each such consent obtained by Transcend or the Subsidiary during the Pre-Closing Period.

     5.2 PUBLIC ANNOUNCEMENTS. During the Pre-Closing Period, (a) neither the Company nor any of the Shareholders shall (and the Company shall not permit any of its Representatives to) issue any press release or make any public statement regarding this Agreement or the Merger, or regarding any of the other transactions contemplated by this Agreement, without Transcend's prior written consent, and (b) Transcend will use reasonable efforts to consult with the Company prior to issuing any press release or making any public statement regarding the Merger.

     5.3 BEST EFFORTS. During the Pre-Closing Period, (a) the Company and the Shareholders shall use their reasonable best efforts to cause the conditions set forth in Section 6 of this Agreement to be satisfied on a timely basis, and
(b) Transcend shall use its reasonable best efforts to cause the conditions set forth in Section 7 of this Agreement to be satisfied on a timely basis.

     5.4 NONCOMPETITION AGREEMENTS. At the Closing, each of the Shareholders shall execute and deliver to Transcend a Noncompetition Agreement in the form of Exhibit D (the "Noncompetition Agreements").

     5.5 RELEASE. At the Closing, each of the Shareholders shall execute and deliver to Transcend a Release in the form of Exhibit E (the "Release").

     5.6 REGISTRATION RIGHTS AGREEMENT. At the Closing, each of the Shareholders and Transcend shall enter into a Registration Rights Agreement in the form of Exhibit F (the "Registration Rights Agreement").

     5.7 SHARE SUBSCRIPTION AGREEMENT. At the Closing, each of the Shareholders shall execute and deliver to Transcend a Share Subscription Agreement in the form of Exhibit G (the "Subscription Agreement").

     5.8 AFFILIATE AGREEMENT. At the Closing, each of the Shareholders and any other Person who would reasonably be considered an Affiliate of the Company under the Securities Act of 1933 shall execute and deliver to Transcend an Affiliate Agreement in the form of Exhibit H (the "Affiliate Agreement").

     5.9 TERMINATION OF EMPLOYEE PLANS. At the Closing, unless Transcend and the Company otherwise agree in writing prior to the Closing, the Company shall terminate all Plans under which any of its employees or former employees may have any rights, and shall ensure that no employee or former employee of the Company has any rights thereunder and that any liabilities of the Company thereunder (including any such liabilities relating to services performed prior to the Closing) are fully extinguished at no cost to the Company.

SECTION 6.  CONDITIONS PRECEDENT TO OBLIGATIONS OF TRANSCEND AND THE SUBSIDIARY

     The obligations of Transcend and the Subsidiary to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

     6.1 ACCURACY OF REPRESENTATIONS. Each of the representations and warranties made by the Company and the Shareholders in this Agreement and in each of the other agreements and instruments delivered to Transcend in connection with the transactions contemplated by this Agreement shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the Closing Date as if made at the Closing Date (without giving effect to any update to any Schedule to this Agreement).

     6.2 PERFORMANCE OF COVENANTS. Each covenant or obligation that the Company or any of the Shareholders is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

     6.3 CONSENTS. All Consents required to be obtained by the Company or the Shareholders in connection with the Merger and the other transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect.

     6.4 AGREEMENTS AND DOCUMENTS. Transcend shall have received the following agreements and documents, each of which shall be in full force and effect:

            (a) the Noncompetition Agreements, executed by each of the Shareholders;

            (b) a Release, executed by each of the Shareholders;

            (c) a Registration Rights Agreement, executed by each of the Shareholders;

            (d) a Subscription Agreement, executed by each of the Shareholders;

            (e) an Affiliate Agreement, executed by each of the Shareholders and each Person who would reasonably be considered an Affiliate of the Company under the Securities Act of 1933;

            (f) Pledge Documents executed by each of the Shareholders, together with stock certificates evidencing the shares of Transcend Common Stock to be pledged to Transcend pursuant to Section 1.8.

            (g) a legal opinion of J. Michael Gleeson, Esq., dated as of the Closing Date, in the form of Exhibit I;

            (h) a certificate executed by the Company and the Shareholders stating that each of the representations and warranties set forth in Section 2 of this Agreement is accurate in all material respects as of the Closing Date as if made on the Closing Date and that the conditions set forth in Sections 6.1, 6.2, 6.3, 6.4, 6.6, 6.7 and 6.8 of this Agreement have been duly satisfied (the "Company and Shareholders' Closing Certificate");

            (i) Consent and Estoppel Agreements in the form of Exhibit K from Gene Biggi Properties and the Kriplani Family Trust d/b/a The Global Plaza, the Company's landlords for the premises located at BG Westgate Plaza, 3800 S.W. Cedar Hills Boulevard, Beaverton, Oregon and Suite B-2, 4020 El Camino Avenue, Sacramento, California, respectively;

            (j) a Mutual Release and Estoppel Agreement in form and substance acceptable to Transcend, executed by the Company and Code Master Corporation ("CodeMaster"); and

            (k) such other certified resolutions, documents or certificates as may be reasonably requested by Transcend prior to the Closing Date.

     6.5 LENDER CONSENT. Transcend shall have received a consent to the Merger from Coast Business Credit, in form and substance reasonably acceptable to Transcend.

     6.6 TERMINATION OF EMPLOYMENT AGREEMENT. The Company shall have delivered to Transcend executed termination agreements, in form and substance reasonably acceptable to Transcend, of the Employment Agreement between the Company and William G. Henderson.

     6.7 NO MATERIAL ADVERSE CHANGE. There shall have been no material adverse change in the Company business, condition, assets, liabilities, operations, financial performance or prospects since the date of this Agreement.

     6.8 TERMINATION OF EMPLOYEE PLANS. Unless Transcend and the Company shall have otherwise agreed in writing prior to the Closing, the Company shall have provided Transcend with evidence, satisfactory to Transcend, as to the termination of the Plans referred to in Section 5.10 of this Agreement.

     6.9 POOLING LETTER. Transcend shall have received evidence satisfactory to Transcend or a letter from Arthur Andersen LLP, certified public accountants to Transcend, dated the Closing Date, confirming that Transcend may account for the Merger as a "pooling of interests" in accordance with generally accepted accounting principles, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC.

     6.10 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

     6.11 NO LEGAL PROCEEDINGS. No Person shall have commenced or threatened to commence any Legal Proceeding challenging or seeking the recovery of a material amount of damages in connection with the Merger or seeking to prohibit or limit the exercise by the Company of any material right pertaining to its ownership of stock of the Surviving Corporation.

     6.12 COMPLETION OF DUE DILIGENCE. Transcend shall have completed its due diligence investigation of the Company and shall have been satisfied with the results thereof.

     6.13 CERTIFICATES OF MERGER. The parties shall have executed, delivered and caused to be filed the Delaware Certificate and the Oregon Certificate as contemplated in Section 1.3 of this Agreement.

     6.14 LICENSE TO COTTRELL NAME AND LIKENESS. Carlton M. Cottrell shall have entered into an agreement with Transcend and the Subsidiary in form and substance reasonably acceptable to Transcend and the Subsidiary providing for a perpetual, royalty-free license to use the name and likeness of Carlton M. Cottrell in connection with the marketing of the Surviving Company's products and services. Such license shall be exclusive for 5 years following the Closing Date in the field of medical records software, and shall be non-exclusive thereafter.

     6.15 WORK FOR HIRE AGREEMENT. The Company shall have obtained and delivered to Transcend an agreement or agreements in form and substance reasonably acceptable to Transcend and executed by Hideo Hishida, whereby Hishida (i) assigns to the Company sole and exclusive ownership of all proprietary rights to computer code or other Intellectual Property developed by Hishida while engaged in work as an independent contractor for the Company at any time prior to the Closing Date and (ii) agrees that all proprietary rights to computer code and other Intellectual Property developed by Hishida while engaged in work as an independent contractor for the Surviving Competition from and after the Closing Date shall be "work for hire" and shall be the exclusive property of the Surviving Corporation.

     6.16 ESTOPPEL CERTIFICATES REGARDING EMPLOYEE STOCK CLAIMS. Paula Cottrell, William Danell and William Henderson shall have executed and delivered to the Company and Transcend a certificate in form and substance reasonably acceptable to Transcend affirming that none of them claims any right to receive any equity securities of the Company, Transcend or the Surviving Corporation, or options or rights to acquire equity securities of the Company, or any other renumeration or compensation on account of the Merger or otherwise, other than their regular salary and accrued benefits as otherwise disclosed in this Agreement or the Schedules hereto.

     6.17 EMPLOYMENT AGREEMENT. The Surviving Corporation and Carlton M. Cottrell shall have entered into an Employment Agreement, in form and substance reasonably acceptable to each of them, providing for Carlton M. Cottrell to be employed by the Surviving Corporation for a period of 1 year following the Closing Date and providing for Mr. Cottrell to receive a severance benefit equal to six months' of his agreed upon base salary if the Surviving Corporation should terminate his employment for any reason during such 1 year term.


SECTION 7. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY AND THE SHAREHOLDERS.

     The obligations of the Company and the Shareholders to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions:

     7.1 ACCURACY OF REPRESENTATIONS. Each of the representations and warranties made by Transcend and the Subsidiary in this Agreement and in each of the other agreements and instruments delivered to the Company in connection with the transactions contemplated by this Agreement shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time.

     7.2 PERFORMANCE OF COVENANTS. All of the covenants and obligations that Transcend is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

     7.3 CONSENTS. All Consents required to be obtained by Transcend or the Subsidiary in connection with the Merger and the other transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect.

     7.4 AGREEMENTS AND DOCUMENTS. The Company and the Shareholders shall have received the following agreements and documents, each of which shall be in full force and effect:

           (a) a Registration Rights Agreement, executed by Transcend in favor of each of the Shareholders;

           (b) a legal opinion of Smith, Gambrell & Russell, LLP in the form of Exhibit K; and

           (c) a certificate executed by Transcend and the Subsidiary stating that each of the representations and warranties set forth in Section 3 of this Agreement are accurate in all material respects as of the Closing Date as if made on the Closing Date and that the conditions set forth in Sections 7.1, 7.2,
7.3 and 7.4 of this Agreement have been duly satisfied (the "Transcend Closing Certificate"); and

           (d) such other certified resolutions, documents, or certificates as may be reasonably requested by the Company prior to the Closing Date.

     7.5 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger by the Company shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger by the Company illegal.

     7.6 CERTIFICATES OF MERGER. The parties shall have executed, delivered and caused to be filed the Delaware Certificate and the Oregon Certificate as contemplated in Section 1.3 of this Agreement.

SECTION 8. TERMINATION

     8.1   TERMINATION EVENTS.  This Agreement may be terminated prior to the
Closing:

           (a) by Transcend if Transcend reasonably determines that the timely satisfaction of any condition set forth in Section 6 of this Agreement has become impossible (other than as a result of any failure on the part of Transcend or the Subsidiary to comply with or perform any covenant or obligation of Transcend or the Subsidiary set forth in this Agreement);

           (b) by the Company if the Company reasonably determines that the timely satisfaction of any condition set forth in Section 7 of this Agreement has become impossible (other than as a result of any failure on the part of the Company or any of the Shareholders to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Transcend);

           (c) by Transcend at or after the Scheduled Closing Time if any condition set forth in Section 6 of this Agreement has not been satisfied by the Scheduled Closing Time;

           (d) by the Company at or after the Scheduled Closing Time if any condition set forth in Section 7 of this Agreement has not been satisfied by the Scheduled Closing Time;

           (e) by Transcend if the Closing has not taken place on or before June 1, 1998 (other than as a result of any failure on the part of Transcend to comply with or perform any covenant or obligation of Transcend set forth in this Agreement);

           (f) by the Company if the Closing has not taken place on or before June 1, 1998 (other than as a result of the failure on the part of the Company or any of the Shareholders to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Transcend); or

           (g) by Transcend, if, in Transcend's sole discretion, Transcend does not accept the Schedules without objection in accordance with the procedures described in Section 4.6.

           (h) by the mutual consent of Transcend and the Company.

     8.2 TERMINATION PROCEDURES. If Transcend wishes to terminate this Agreement pursuant to Section 8.1(a), Section 8.1(c), Section 8.1(e) or Section 8.1(g) of this Agreement, Transcend shall deliver to the Company a written notice stating that Transcend is terminating this Agreement and setting forth a brief description of the basis on which Transcend is terminating this Agreement. If the Company wishes to terminate this Agreement pursuant to Section 8.1(b),
Section 8.1(d) or Section 8.1(f) of this Agreement, the Company shall deliver to Transcend a written notice stating that the Company is terminating this Agreement and setting forth a brief description of the basis on which the Company is terminating this Agreement.

     8.3   EFFECT OF TERMINATION.  If this Agreement is terminated pursuant to
Section 8.1 of this Agreement, all further obligations of the parties under this Agreement shall terminate; provided, however, that no party shall be relieved of any obligation or liability arising from any prior breach by such party of any provision of this Agreement.

SECTION 9. INDEMNIFICATION, ETC.

     9.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the Company, the Shareholders, Transcend and the Subsidiary contained in this Agreement shall survive the Closing.

     9.2 SHAREHOLDERS' INDEMNITY AGREEMENT. Subject to Section 9.6 of this Agreement, the Shareholders, jointly and severally, shall defend, indemnify and hold harmless Transcend and the Surviving Corporation (and their respective directors, officers, employees, agents, affiliates, successors and assigns) from and against any and all direct or indirect requests, demands, claims, payments, defenses, obligations, recoveries, deficiencies, fines, penalties, interest, assessments, actions, liens, causes of action, suits, proceedings, judgments, losses, Damages (including without limitation punitive, exemplary or consequential damages, lost income and profits, interruptions of business and diminution in the value of the Surviving Corporation), liabilities, costs, and expenses of any kind (including without limitation (i) interest, penalties and reasonable attorneys' fees and expenses, (ii) attorneys' fees and expenses necessary to enforce their rights to indemnification hereunder, and (iii) consultants' fees and other costs of defending or investigating any claim hereunder), and interest on any amount payable as a result of the foregoing, whether accrued, absolute, contingent, known, unknown, or otherwise as of the Effective Time or thereafter asserted against, imposed upon or incurred by Transcend, the Surviving Corporation or any of their respective directors, officers, employees, agents, affiliates, successors or assigns (a "Loss of Transcend") by reason of, resulting from, arising out of, based upon, awarded or asserted against or otherwise in respect of:

          (a) any period or periods of the Company ending prior to the Effective Time and which involve any claims against Transcend, the Company, the Surviving Corporation or their respective properties or assets, relating to actions or inactions of the Company or its respective officers, directors, shareholders, employees or agents prior to the Effective Time, or the operation of the business of the Company prior to the Effective Time, unless such liability was disclosed on the Company Financial Statements and adequate reserves were established therefor;

          (b) any breach of any representation and warranty contained in this Agreement or any misrepresentation in or omission on the part of the Company or the Shareholders contained in any certificate furnished or to be furnished to Transcend by the Company or any of the Shareholders pursuant to this Agreement;

          (c) any breach or nonfulfillment on the part of the Company or any of the Shareholders of any covenant contained in this Agreement;

          (d) the failure of the Company or any of the Shareholders to obtain, prior to the Closing Date, any consents of Governmental Bodies and other Persons as may be necessary to permit the consummation of the Merger and to permit the Surviving Corporation to continue to operate the business of the Company in the manner presently conducted after the Closing Date;

          (e) any federal, state, local or foreign taxes, including any interest and penalties thereon, due from the Company or the Shareholders with respect to any period prior to the Closing Date, other than (i) amounts accrued therefor on the Company Financial Statements or (ii) any sales, use or income taxes, (or related interest and penalties) imposed or assessed against the Company by the State of California with respect to the Company's operations in California;

          (f) the relationship at any time prior to the Effective Time between the Company and CodeMaster, including, without limitation, (i) any claim that the Company and CodeMaster were at any time partners or joint venturers; (ii) any claim that CodeMaster has any ownership interest in the Software or any other asset over which the Company claims exclusive ownership; (iii) any claim that the Company has infringed upon any rights of CodeMaster; or (iv) any customer claims against the Company with respect to any license agreement entered into under the "CodeMaster Cascade" name and which was being serviced exclusively by CodeMaster immediately prior to the Effective Time.

     9.3 INDEMNITY AGREEMENT OF TRANSCEND AND THE SURVIVING CORPORATION. Transcend and the Surviving Corporation shall, jointly and severally, indemnify and hold harmless the Shareholders (and their respective successors and assigns) from and against any and all direct or indirect requests, demands, claims, payments, defenses, obligations, recoveries, deficiencies, fines, penalties, interest, assessments, actions, liens, causes of action, suits, proceedings, judgments, losses, Damages (including without limitation punitive, exemplary or consequential damages and lost income and profits and interruptions of business), liabilities, costs, and expenses of any kind (including without limitation (i) interest, penalties and reasonable attorneys' fees and expenses,
(ii) attorneys' fees and expenses necessary to enforce their rights to indemnification hereunder, and (iii) consultants' fees and other costs of defending or investigating any claim hereunder, and interest on any amount payable as a result of the foregoing) whether accrued, absolute, contingent, known, unknown or otherwise as of the Effective Time or thereafter asserted against, imposed upon or incurred by the Shareholders or their respective representatives or assigns, (a "Loss of the Shareholders") by reason of, resulting from, arising out of, based upon, awarded or asserted against in respect of or otherwise in respect of:

          (a) any period or periods of the Surviving Corporation beginning after the Effective Time and which involve any claims against the Shareholders or their respective assets relating to actions or inactions of Transcend or the Surviving Corporation or their respective officers, directors, shareholders, employees or agents after the Effective Time, or the operation of the Surviving Corporation after the Effective Time(except to the extent any of the foregoing arise from the acts or omissions of the Shareholders); and

          (b) any breach of any representation and warranty or nonfulfillment of any covenant or agreement on the part of Transcend or the Subsidiary contained in this Agreement, or any misrepresentation in or omission from or nonfulfillment of any covenant on the part of the Transcend or the Subsidiary contained in any certificate furnished or to be furnished to the Shareholders by Transcend or the Subsidiary pursuant to this Agreement.

     9.4  INDEMNIFICATION PROCEDURE.

          (a) Upon obtaining knowledge thereof, the party to be indemnified hereunder (the "Indemnitee") shall promptly notify the indemnifying party hereunder (the "Indemnitor") in writing of any damage, claim, loss, liability or expense or other matter which the Indemnitee has determined has given or could give rise to a claim for which indemnification rights are granted hereunder (such written notice referred to as the "Notice of Claim"). The Notice of Claim shall specify, in all reasonable detail, the nature and estimated amount of any such claim giving rise to a right of indemnification, to the extent the same can reasonably be estimated. Any failure on the part of an Indemnitee to give timely notice to the Indemnitor of a claim shall not affect the right of the Indemnitee to obtain indemnification from the Indemnitor with respect to such claim unless the Indemnitor is actually harmed by such failure to notify, and only to the extent of such actual harm.

          (b) With respect to any matter set forth in a Notice of Claim relating to a third party claim the Indemnitor shall defend, in good faith and at its expense, any such claim or demand, and the Indemnitee, at its expense, shall have the right to participate in the defense of any such third party claim. So long as Indemnitor is defending, in good faith, any such third party claim, the Indemnitee shall not settle or compromise such third party claim. The Indemnitee shall make available to the Indemnitor or its representatives all records and other materials reasonably required by them for use in contesting any third party claim and shall cooperate fully with the Indemnitor in the defense of all such claims. If the Indemnitor does not defend any such third party claim or if the Indemnitor does not provide the Indemnitee with prompt and reasonable assurances that the Indemnitor will satisfy the third party claim, the Indemnitee may, at its option, elect to defend any such third party claim, at the Indemnitor's expense, but subject to the Indemnitor's right to assume such defense from the Indemnitee at any time. An Indemnitor may not settle or compromise any claim without obtaining a full and unconditional release of the Indemnitee, unless the Indemnitee consents in writing to such settlement or compromise. Notwithstanding the foregoing, if there is a reasonable probability that a third party claim for which Transcend or the Surviving Corporation has indemnification rights against the Shareholders hereunder which will materially and adversely affect Transcend or the Surviving Corporation other than as a result of money damages or other payments, Transcend or the Surviving Corporation shall be entitled to participate in the defense of such claim at the Shareholders' expense.

     9.5 SET-OFF. Subject to Section 9.6 of this Agreement, Transcend and the Surviving Corporation shall have the right to set-off and apply against any other amounts owing from Transcend or the Surviving Corporation to the Shareholders under any other agreement between Transcend or the Surviving Corporation and Shareholders, all sums in respect of which the Shareholders may be liable pursuant to Section 9.2 of this Agreement, such right of set-off to be in addition to and not in lieu of or an election against any and all other remedies available to Transcend and the Surviving Corporation under this Agreement or at law or in equity.

     9.6   LIMITATION ON RIGHT OF INDEMNIFICATION.

     (a) Neither Transcend nor the Subsidiary shall have the right to indemnification under this Section 9 unless and until the aggregate amount of any and all such indemnification claims made by Transcend or the Subsidiary under this Agreement (other than CodeMaster Claims under subsection 9.6(b)) exceeds $20,000 (the "General Deductible") and shall only be applicable to the extent such indemnification claims exceed the General Deductible; provided, however, that the General Deductible shall not apply to any breaches of the representations and warranties contained in Section 2.13 of this Agreement, indemnification claims arising under subsections 9.2(e) or Codemaster Claims under subsection 9.6(b)

     (b) Neither Transcend nor the Subsidiary shall have the right to indemnification under subsection 9.2(f) of this Agreement unless and until the amount of any and all indemnification claims made by Transcend or the Subsidiary under subsection 9.2(f) ("CodeMaster Claims") exceeds $20,000 (the "CodeMaster Deductible"), and shall be applicable only to the extent such CodeMaster Claims exceed the CodeMaster Deductible. The CodeMaster Deductible is separate and independent from the General Deductible, and may be satisfied only with CodeMaster Claims. CodeMaster Claims shall be applied only to the CodeMaster Deductible and shall not apply to the General Deductible. Any indemnification claim of Transcend of the Subsidiary which might properly have been asserted under subsection 9.2(f) shall be deemed a CodeMaster Claim for purposes of this Section 9.6, even if asserted under another subsection of 9.2.

SECTION 10. MISCELLANEOUS PROVISIONS

     10.1 FURTHER ASSURANCES. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

      10.2 FEES AND EXPENSES. Subject to Section 9 of this Agreement, all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred in the future by such party in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with or by virtue of (a) any investigation and review conducted by such party of the other parties' business (and the furnishing of information in connection with such investigation and review), (b) the negotiation, preparation and review of this Agreement and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement, (c) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and the obtaining of any Consent required to be obtained in connection with any of such transactions, and (d) the consummation of the Merger shall be paid by Transcend, if incurred by Transcend or the Subsidiary, and by the Company, if incurred by the Company or (to the extent such fees, costs or expenses are reasonable) by the Shareholders.

      10.3 ATTORNEYS' FEES. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

      10.4 NOTICES. All notices and other communications required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed to have been given only if and when (a) personally delivered, or (b) three (3) business days after mailing, postage prepaid, by certified mail, or
(c) when delivered (and receipted for) by an overnight delivery service, or (d) when first sent by e-mail, telecopier or other means of instantaneous communication provided such communication is promptly confirmed by personal delivery, mail or an overnight delivery service as provided above, addressed in each case as follows:

           if to Transcend, the Subsidiary or the Surviving Corporation:

               Transcend Services, Inc.
               3353 Peachtree Road, N.E.
               Suite 1000
               Atlanta, Georgia 30326-1010
               Attention: Larry G. Gerdes, President and Chief Executive Officer
               Facsimile: (404) 364-8009
           with a copy to:

               Smith, Gambrell & Russell, LLP
               Promenade II, Suite 3100
               1230 Peachtree Street, N.E.
               Atlanta, Georgia 30309-3592
               Attention: Richard G. Greenstein, Esq.
               Facsimile:  (404) 815-3509

           if to the Company :

               Health Care Information Systems, Inc. d/b/a Cascade Health
                  Information Systems
               3800 S.W. Cedar Hills Boulevard
               Suite 145
               Beaverton, Oregon 97005
               Attention: Carlton M. Cottrell, President
               Facsimile: (503) 520-7599

           with a copy to:

               J. Michael Gleeson, Esq.
               12450 S.W. First Street
               Beaverton, Oregon 97005
               Facsimile: (503) 644-4963

           if to the Shareholders:

               Carlton M. Cottrell and Jacquelyn R. Cottrell
               8710 S.W. Maverick Terrace
               Beaverton, Oregon 97008

      10.5 TIME OF THE ESSENCE.  Time is of the essence of this Agreement.

      10.6 HEADINGS. The bold-faced Section headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

      10.7 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

      10.8 GOVERNING LAW. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Georgia (without giving effect to principles of conflicts of laws); provided, however, that the authorization and effectiveness of the Merger, as a matter of corporate law, shall be governed by the Delaware General Corporation Law and the Oregon Business Corporation Act to the extent applicable.

      10.9 ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, the agreements to be entered into between or among the parties hereto pursuant to this Agreement or the transactions contemplated hereby and thereby or any claim by an Indemnitee pursuant to Section 9 of this Agreement, shall be submitted to and be finally resolved by arbitration, pursuant to the provisions of the United States Arbitration Act (9 U.S.C. (S) 1 et seq.), to be conducted by the American Arbitration Association ("AAA"), with such arbitration to be held in Atlanta, Georgia in accordance with the AAA's Commercial Arbitration Rules then in effect. If the amount in controversy is less than $100,000, the arbitration shall be conducted by a single arbitrator; if the amount in controversy is $100,000 or more, the arbitration shall be conducted by a panel of three arbitrators. The arbitrator(s) shall be selected in accordance with AAA rules. Each party hereby irrevocably agrees that service of process, summons, notices or other communications related to the arbitration procedure shall be deemed served and accepted by the other party if given in accordance with Section 10.4 of this Agreement. The arbitrator(s) shall render a judgment of default against any party who fails to appear in a properly noticed arbitration proceeding. Any award or decision rendered in such arbitration shall be final and binding on both parties, and judgment may be entered thereon in any court of competent jurisdiction if necessary. Either party may apply for and obtain from any court of competent jurisdiction relief in the nature of temporary interlocutory relief, provided such party simultaneously submits the matter in controversy to arbitration for final resolution of the merits of such controversy or claim pursuant to this Section 10.9.

      10.10 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon: the Company and its successors and assigns (if any); the Shareholders and their respective personal representatives, executors, administrators, estates, heirs, successors and assigns (if any);Transcend and its successors and assigns (if any); and the Subsidiary and its successors and assigns (if any). This Agreement shall inure to the benefit of: the Company, the Shareholders, Transcend, the Subsidiary, and the respective successors, heirs personal representatives and assigns (if any) of the foregoing. Following the Merger, Transcend may freely assign any or all of its rights under this Agreement (including its indemnification rights under Section 9 of this Agreement), in whole or in part, to any other Person without obtaining the consent or approval of any other party hereto or of any other Person; provided, however, that no assignment by Transcend of any or all of its rights under this Agreement shall relieve Transcend or the Subsidiary of any of their respective obligations under this Agreement (including any indemnification obligation under Section 9 of this Agreement).

      10.11 REMEDIES CUMULATIVE; SPECIFIC PERFORMANCE. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall, subject to the provisions of Section 10.9 of this Agreement, be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.

      10.12 WAIVER.

            (a) No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

            (b) No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

      10.13 AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

      10.14 SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

      10.15 PARTIES IN INTEREST. Except for the provisions of Section 9 of this Agreement, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors, heirs, personal representatives and assigns (if any).

      10.16 ENTIRE AGREEMENT. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings, written or oral, among or between any of the parties relating to the subject matter hereof and thereof.

      10.17  CONSTRUCTION.

             (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

             (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

             (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

             (d) Except as otherwise indicated, all references in this Agreement to "Sections," "Exhibits" and "Schedules" are intended to refer to Sections, Exhibits and Schedules to this Agreement. All Schedules and Exhibits are integral parts of this Agreement and are incorporated into this Agreement by reference.

                     [SIGNATURES APPEAR ON FOLLOWING PAGE]

     The parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                                    "Transcend"

                                    Transcend Services, Inc.


                                    By: /s/Larry G. Gerdes
                                        ---------------------------------
                                    Its: Chief Executive Officer



                                    "The Company"

                                    Health Care Information Systems, Inc.
                                    D/B/A Cascade Health Information
                                    Software


                                    By: /s/ Carlton M. Cottrell
                                        ---------------------------------
                                    Its: President



                                    The "Shareholders"


                                    /s/ Calrton M. Cottrell        (SEAL)
                                    -------------------------------
                                    Carlton M. Cottrell



                                    /s/ Jacquelyn R. Cottrell      (SEAL)
                                    -------------------------------
                                    Jacquelyn R. Cottrell

                                   EXHIBIT A

             SHAREHOLDERS OF HEALTH CARE INFORMATION SYSTEMS, INC.
                   D/B/A CASCADE HEALTH INFORMATION SOFTWARE

                  Shareholder                       Number And Class Of Shares Owned
                  -----------                       --------------------------------
Carlton M. Cottrell and Jacquelyn R. Cottrell,      500 shares of Company Common Stock
as joint tenants with right of survivorship

                                   EXHIBIT B

                   CERTAIN DEFINITIONS USED IN THIS AGREEMENT

     For purposes of the Agreement (including this Exhibit B):

     AAA.  "AAA" shall mean the American Arbitration Association.

     ACQUISITION TRANSACTION. "Acquisition Transaction" shall mean any transaction involving:

     (a) the sale, license, disposition or acquisition of all or a material portion of the Company's business or assets;

     (b) the issuance, disposition or acquisition of (i) any capital stock or other equity security of the Company; (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire, or otherwise relating to, any capital stock or other equity security of the Company; or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity security of the Company; or

     (c) any merger, consolidation, business combination, share exchange, reorganization or similar transaction involving the Company.

     AFFILIATE. "Affiliate" shall have the meaning specified in Section 2.16(a)(i) of this Agreement.

     AFFILIATE AGREEMENT. "Affiliate Agreement" shall have the meaning specified in Section 5.9 of this Agreement.

     AFFILIATE PLAN.  "Affiliate Plan"  shall have the meaning specified in
Section 2.24(b) of this Agreement.

     AGREEMENT. "Agreement" shall mean the Agreement and Plan of Merger to which this Exhibit B is attached (including all Exhibits and Schedules), as it may be amended from time to time.

     ASSOCIATE. "Associate" shall have the meaning specified in Section 2.16(a)(i) of this Agreement.

     BALANCE SHEET DATE. "Balance Sheet Date" shall have the meaning specified in Section 2.8(a)(ii) of this Agreement.

     CLOSING. "Closing" shall have the meaning specified in Section 1.3 of this Agreement.

     CLOSING DATE.  "Closing Date" shall have the meaning specified in Section
1.3 of this Agreement.

     CODE.  "Code" shall mean the Internal Revenue Code of 1986, as amended.

     COMPANY COMMON STOCK. "Company Common Stock" shall have the meaning specified in the Recitals to this Agreement.

     COMPANY DOCUMENTS. "Company Documents" shall mean this Agreement and the other documents and agreements required to be executed and delivered by the Company hereunder.

     COMPANY FINANCIAL STATEMENTS. "Company Financial Statements" shall have the meaning specified in Section 2.8(a) of this Agreement.

     COMPANY AND SHAREHOLDERS' CLOSING CERTIFICATE. "Company and Shareholders' Closing Certificate" shall have the meaning specified in Section 6.4(h) of this Agreement.

     COMPANY STOCK CERTIFICATE. "Company Stock Certificate" shall have the meaning specified in Section 1.6 of this Agreement.

     CONSENT. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

     CONTRACT. "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan, or legally binding commitment or undertaking of any nature.

     DAMAGES. "Damages" shall include any loss, damage, injury, decline in value, lost opportunity, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense of any nature.

     DELAWARE CERTIFICATE. "Delaware Certificate" shall have the meaning specified in Section 1.3 of this Agreement.

     ENCUMBRANCE. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security), any restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

     ENTITY. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, the Company (including any limited liability the Company or joint stock the Company), firm or other enterprise, association, organization or entity.

     ENVIRONMENTAL LAW.  "Environmental Law" shall have the meaning specified in
Section 2.26(e) of this Agreement.

     ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     ERISA AFFILIATE.  "ERISA Affiliate" shall have the meaning specified in
Section 2.24(b) of this Agreement.

     FIXED ASSETS.  "Fixed Assets" shall have the meaning specified in Section
2.20 of this Agreement.

     GOVERNMENTAL BODY. "Governmental Body" shall mean any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city, local or other political subdivision.

     HAZARDOUS MATERIAL. "Hazardous Material" shall have the meaning specified in Section 2.26(e) of this Agreement.

     HAZARDOUS WASTE.  "Hazardous Waste" shall have the meaning specified in
Section 2.26(e) of this Agreement.

     INDEMNITOR. "Indemnitor" shall have the meaning specified in Section 9.4 of this Agreement.

     INDEMNITEE. "Indemnitee" shall have the meaning specified in Section 9.4 of this Agreement.

     INTELLECTUAL PROPERTY. "Intellectual Property" shall have the meaning specified in Section 2.21 of this Agreement.

     LEASES. Leases shall have the meaning specified in Section 2.18 of this Agreement.

     LEGAL PROCEEDING. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

     LEGAL REQUIREMENT. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitute, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

     LOSS OF THE SHAREHOLDERS. "Loss of the Shareholders" shall have the meaning specified in Section 9.3 of this Agreement.

     LOSS OF TRANSCEND.  "Loss of Transcend" shall have the meaning specified in
Section 9.2 of this Agreement.

     MATERIAL ADVERSE EFFECT. A violation or other matter will be deemed to have a "Material Adverse Effect" on the Company if such violation or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement or in the Company's and Shareholders' Closing Certificate but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) would have a material adverse effect on the Company's business, condition, assets, liabilities, operations, financial performance or prospects.

     MERGER. "Merger" shall have the meaning specified in the Recitals to this Agreement.

     MERGER CONSIDERATION. "Merger Consideration" shall have the meaning specified in Section 1.8 of this Agreement.

     NONCOMPETITION AGREEMENTS. "Noncompetition Agreements" shall have the meaning specified in Section 5.5 of this Agreement.

     NOTICE OF CLAIM.  "Notice of Claim" shall have the meaning specified in
Section 9.4 of this Agreement.

     OREGON CERTIFICATE. "Oregon Certificate" shall have the meaning specified in Section 1.3 of this Agreement.

     PERSON.  "Person" shall mean any individual, Entity or Governmental Body.

     PERMIT. "Permit" shall have the meaning specified in Section 2.29 of this Agreement.

     PERMITTED LIENS.  "Permitted Liens" shall have the meaning specified in
Section 2.14 of this Agreement.

     PLAN. "Plan" shall have the meaning specified in Section 2.24(a) of this Agreement.

     PRE-CLOSING PERIOD. "Pre-Closing Period" shall have the meaning specified in Section 4.1 of this Agreement.

     RELEASE. "Release" shall have the meaning specified in Section 5.6 of this Agreement.

     REGISTRATION RIGHTS AGREEMENT. "Registrations Rights Agreement" shall have the meaning specified in Section 5.7 of this Agreement.

     REPRESENTATIVES. "Representatives" shall mean officers, directors, employees, agents, attorneys, accounts, advisors and representatives.

     SCHEDULED CLOSING TIME. "Scheduled Closing Time" shall have the meaning specified in Section 1.3 of this Agreement.

     SEC.  "SEC" shall mean the United States Securities and Exchange
Commission.

     SHARE SUBSCRIPTION AGREEMENT. "Share Subscription Agreement" shall have the meaning specified in Section 5.8 of this Agreement.

     SHAREHOLDER DOCUMENTS. "Shareholder Documents" shall mean this Agreement and the other documents and agreements required to be executed and delivered by the Shareholders hereunder.

     SOFTWARE. "Software" shall have the meaning specified in Section 2.17(a) of this Agreement.

     SURVIVING CORPORATION. "Surviving Corporation" shall have the meaning specified in Section 1.1 of the Agreement.

     TAX. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

     TAX RETURN. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

     TRANSCEND COMMON STOCK. "Transcend Common Stock" shall have the meaning specified in Section 1.5(b) of this Agreement.

     TRANSCEND CLOSING CERTIFICATE. "Transcend Closing Certificate" shall have the meaning specified in Section 7.4(d) of this Agreement.

     TRANSCEND DOCUMENTS. "Transcend Documents" shall mean this Agreement and the other documents and agreements required to be executed and delivered by Transcend or the Subsidiary hereunder.

     TRANSCEND SEC DOCUMENTS. "Transcend SEC Documents" shall have the meaning specified in Section 3.5 of this Agreement.

     UNAUDITED BALANCE SHEET. Unaudited Balance Sheet shall have the meaning specified in Section 2.8(a)(ii) of this Agreement.

                                   EXHIBIT C

                           DIRECTORS AND OFFICERS OF
                  THE SURVIVING CORPORATION AFTER THE MERGER

1.   Directors

          Larry G. Gerdes
          Douglas A. Shamon

2.   Officers

          Chairman:                 Larry G. Gerdes
          President:                Carlton M. Cottrell
          Secretary and Treasurer:  Douglas A. Shamon

                                   EXHIBIT D

                       FORM OF NONCOMPETITION AGREEMENT

     THIS NON-COMPETITION AND DISCLOSURE AGREEMENT (this "Agreement") is dated as of _______________________, 1998, by and among Transcend Services, Inc., a Delaware corporation ("Transcend"), HCIS Acquisition Co., a Delaware corporation (the "Subsidiary"), and ___________________________________, an individual resident of the State of Oregon ("Principal").

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, Transcend, the Subsidiary and Principal have entered into an Agreement and Plan of Merger and Reorganization (the "Merger Agreement") providing for the merger of Health Care Information Systems, Inc. d/b/a Cascade Health Information Software (the "Company") with and into the Subsidiary, with the Subsidiary being the surviving corporation of such merger (the "Surviving Corporation"); and

     WHEREAS, the Principal is a shareholder and executive officer of the Company, and such position has placed the Principal in a position of confidence and trust with respect to the Company; and

     WHEREAS, the Merger Agreement requires that Principal enter into this Agreement as a condition precedent to the merger of the Company and the Subsidiary; and

     WHEREAS, in consideration of Transcend's covenants in the Merger Agreement and to induce Transcend to acquire the Company by means of the merger of the Company and the Subsidiary, the Principal is willing to enter into this Agreement and to comply with the restrictive covenants contained herein.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. DEFINITIONS. The following terms shall have the meanings set forth below for purposes of this Agreement:

          (a) The term "Area" shall mean the United States of America, its territories and possessions.

          (b) The term"Competitive Products/Services" shall mean computer code or software for medical records uses or related services (e.g. installation, training, support) for medical records uses.

          (c) The term "Confidential Information" shall mean and include any information, data and know-how relating to the Company and not generally within the public domain (whether constituting a trade secret or not) including without limitation the following information:

               (i) financial information, such as the earnings, assets, debts, prices, fee structures, projections, budgets, margins, tax information or other financial data of the Company, whether relating to the Company generally, or to particular products, services, geographic areas or time periods;

               (ii) product and service information, such as information concerning the goods and services used or purchased by the Company, products, plans, specifications, formulae, know-how, techniques, codes, development plans, manuals, the identities of suppliers and consultants, terms of supply and consulting contracts, or of particular transactions, or related information about potential suppliers and consultants, to the extent that such information is not generally known to the public, and to the extent that the combination of suppliers or use of a particular supplier or consultant, though generally known or available, yields advantages to the Company the details of which are not generally known;

               (iii) marketing information, such as details about ongoing or proposed marketing programs, strategies or agreements by or on behalf of the Company, marketing forecasts or strategies or results of marketing efforts or information about impending transactions;

               (iv) personnel information, such as employees' personal or medical histories, compensation or other terms of employment, actual or proposed promotions, hirings, resignations, disciplinary actions, terminations or reasons therefor, training methods, performance, or other employee information;

               (v) customer information, such as any compilations or lists of past, existing or prospective customers, proposals, bids or agreements between customers and the Company, status of customer accounts or credit, or related information about actual or prospective customers; and

               (vi) operations information, such as software, systems, techniques used and developed by the Company, including accounting systems, payroll systems, operations manuals and personnel manuals.

The term "Confidential Information" does not include information that has become generally available to the public by the act of any party other than the Principal.

          (d) The term "Competing Business" shall mean and include any proprietorship, partnership, joint venture, business trust, corporation, association or other entity or person (other than

Transcend or the Surviving Corporation and any successor of Transcend or the Surviving Corporation) engaged at the time of such determination in the business of developing, licensing, marketing or selling Competitive Products/Services. Notwithstanding the preceding definition, if a Competing Business is a business entity with 500 more employees operating through more than one autonomous divisions or subsidiaries, the definition of "Competing Business" shall exclude any autonomous division or subsidiary of such Competing Business which does not
                                                                            ---
engage in the business of developing licensing, marketing or selling the Competitive Products/Services (except in the cases of Quadramed, Minnesota Mining and Manufacturing (3M), Code Master, Innovative Healthcare Systems or Softmed, or their successors, each division or subsidiary of which shall be deemed a Competing Business).

          (e) The term "Customer" or "Customers" shall mean any person, partnership, association, firm, corporation or other entities which at the time of determination has, within a 3 year period preceding the date of determination, purchased any Competing Products/Services from the Company, the Surviving Corporation or any succesor to the business of the Surviving Corporation or which has been actively sought as a prospective customer of the Company, the Surviving Corporation, or any successor to the business of the Surviving Corporation.

     2. ACKNOWLEDGMENTS. The Principal acknowledges that this Agreement is being executed and delivered ancillary to the acquisition of the Company for separately bargained-for consideration. The Principal further acknowledges that the Company is a highly competitive business, strongly dependent upon personal contacts with Customers and potential Customers and the establishment of trust and confidence in relationships between the owners and executive officers of the Company and its Customers. The Principal agrees that Transcend and the Surviving Corporation would suffer great loss and damage if the Principal, on Principal's own behalf or on behalf of any Competing Business, were to engage in a business competitive with the Company.

     3. COVENANTS. Recognizing the need of Transcend and the Surviving Corporation to protect their legitimate business interests, including the goodwill of the Company, and to induce Transcend and the Surviving Corporation to enter into and perform their respective obligations under the Merger Agreement, Principal covenants and agrees with Transcend and the Surviving Corporation as follows:

          (a) that Principal will not, for whatever reason, directly or indirectly, for a period which is the longer of five (5) years after the date hereof or three (3) years after the Principal ceases to be employed in any capacity by Transcend or the Subsidiary (the "Restriction Period"):

               (i) within the Area, solicit the sale, lease or license on Principal's own behalf or in the service of or on behalf of any other party, any of the Competitive Products/Services;

               (ii) within the Area, either directly or indirectly, engage, participate, invest in (other than to hold 1% or less of any class of securities of a public company) or assist, as owner, part-owner, stockholder, partner, director, officer, trustee, employee, agent, consultant or any other capacity, any Competing Business;

               (iii) solicit or attempt to solicit, directly or by assisting others, any business from a Customer for purposes of providing Competitive Products/Services; or

               (iv) employ or attempt to employ or assist anyone else in employing in any Competing Business any employee of Transcend or the Surviving Corporation or any successor to the business of the Surviving Corporation (whether or not such employment is full or part time or pursuant to a written or oral contract); or

          (b) that Principal will not during the Restriction Period, for whatever reason, disclose or use or otherwise exploit for Principal's own benefit, for the benefit of any other person, or for the benefit of any Competing Business, any Confidential Information; provided, however, that to the extent any Confidential Information constitutes a trade secret under applicable law, the restrictions contained in this Section 3(b) shall continue to apply beyond the restricted period for so long as such information remains a trade secret.

     4. REMEDIES. Principal acknowledges that irreparable loss and injury would result to Transcend and the Surviving Corporation upon any breach by Principal of any of the covenants contained in this Agreement and that damages arising out of such breach would be difficult to ascertain. Principal agrees that, in addition to all other remedies provided at law or in equity, either Transcend or the Surviving Corporation, or both, may petition and obtain from a court of law or equity, without bond, both temporary and permanent injunctive relief to prevent a breach by Principal of any such covenant.

     5. ATTORNEYS' FEES. If any legal action or other legal proceeding relating to the enforcement of any provisions of this Agreement is brought against Principal, the prevailing party shall be entitled to receive reasonable attorney's fees, costs and disbursements in addition to any other relief to which such prevailing party may be entitled.

     6.   MISCELLANEOUS.

          (a) The terms and provisions of this Agreement shall inure to the benefit of and be binding upon Buyer, and its successors and assigns, and upon the Principal and Principal's heirs and personal representatives. The rights of Transcend or the Surviving Corporation hereunder may be assigned by Transcend or the Surviving Corporation to any successor to the business of the Company, whether by merger, sale of stock, sale of assets or other transaction.

          (b) This Agreement constitutes the entire Agreement between the parties hereto concerning the subject matter hereof. This Agreement shall not be altered, modified, amended or terminated except by written instrument executed by the parties hereto.

          (c) This Agreement, and the rights and liabilities of the parties hereto, shall be construed in all respects in accordance with the laws of the State of Georgia.

          (d) The covenants contained in this Agreement are separate and severable and the invalidity or unenforceability of any one or more covenants, shall not affect the validity or enforceability of any other covenant contained herein. It is the intention of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which such enforcement is sought, but that the enforceability (or judicial modification to conform with such laws and public policies, which the parties hereby expressly authorize), of any provision hereof shall not render unenforceable or impair the remainder of this agreement, which shall be deemed amended to delete or modify, as necessary, the invalid or unenforceable portions. The parties hereto acknowledge and agree that for purposes of judicial interpretation or enforcement of this Agreement, this Agreement shall be deemed to have been executed and delivered ancillary to the sale of a business. This Agreement is being executed by Principal in Principal's capacity as a shareholder of the Company in order to induce Transcend and the Subsidiary to consummate the transactions described in the Merger Agreement. This Agreement is not being executed by Principal in Principal's capacity as an employee of Transcend or the Surviving Corporation, and the obligations of Principal hereunder are independent of, and in addition to, any obligations of Principal under any agreement entered into by Principal in Principal's capacity as an employee of Transcend or the Surviving Company (an "Employment Agreement"). In the event of any direct or irreconcilable conflict between Principal's obligations hereunder and Principal's obligation under any Employment Agreement, this Agreement shall prevail.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

     `                                  TRANSCEND SERVICES, INC.


                                       By:____________________________________
                                        Title:________________________________

                                              [CORPORATE SEAL]



                                       HCIS ACQUISITION CO.


                                       By:____________________________________
                                        Title:________________________________

                                              [CORPORATE SEAL]



                                       _________________________________(SEAL)
                                       Name:__________________________________

                                   EXHIBIT E

                                FORM OF RELEASE

     THIS RELEASE (the "Agreement") is executed and delivered as of _________________, 1998 by _________________, an individual resident of the
State of Oregon (the "Shareholder") in favor of, and for the benefit of, Transcend Services, Inc., a Delaware corporation ("Transcend"), HCIS Acquisition Co., a Delaware corporation (the "Subsidiary"), and Health Care Information Systems, Inc. d/b/a Cascade Health Information Software, Inc., an Oregon corporation (the "Company"), and the Representatives of the foregoing corporations (as described below).

     WHEREAS, the Shareholder has entered into an Agreement and Plan of Merger and Reorganization (the "Merger Agreement"), by and among, Transcend, the Subsidiary, the Company, the Shareholder and certain other shareholders of the Company, whereby the Company shall merge with and into the Subsidiary, and the Subsidiary shall be the Surviving Corporation, and the Company shall cease to exist following the merger (the "Merger"); and

     WHEREAS, pursuant to the requirements of Section 5.6 of the Merger Agreement, and as a condition to closing and effecting the Merger, the Shareholder is required to release and forever discharge Transcend, the Subsidiary and the Company, and each of their respective directors, officers, agents and employees, attorneys and stockholders (collectively, "Representatives"), and the Shareholder is willing to so release and discharge Transcend, the Subsidiary and the Company, and each of their respective past, present and future Representatives in consideration of the direct personal benefit to be derived by the Shareholder from the Merger;

     NOW, THEREFORE, for and in consideration of the premises and the promises, undertakings and covenants set forth herein, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

     1. RELEASE BY THE SHAREHOLDER. The Shareholder, for [himself/herself] and [his/her] heirs, personal representatives, successors and assigns, hereby releases and forever discharges the Company, Subsidiary and the Company, their respective affiliates, successors and assigns, and each of their respective past, present or future Representatives, of and from any and all causes of action and claims for relief of any kind and nature whatsoever, known and unknown, anticipated and unanticipated, absolute or contingent, past, present and future, for or on account of any and all losses, injuries, or damages, including all consequential, incidental, and derivative damages of any kind and nature, arising on or before the Effective Time (as defined in the Merger Agreement), resulting or to result from or in any way growing out of the previous employment relationship between the Shareholder and the Company prior to the Effective Time, and all other matters of every type or nature which, directly or indirectly, relate to or concern any relationship between the Shareholder and the Company and their respective affiliates, successors and assigns, and each of their respective past, present or future Representatives, prior to the Effective Time, except (i) claims for regular compensation and benefits accrued and payable to the Shareholder with respect to periods beginning prior to the Effective Time, as applicable, in each case consistent with the Company's normal policies for such payments as disclosed to Transcend, (ii) claims against Transcend and the Subsidiary for breach of the Merger Agreement, and (iii) claims for indemnification for actions taken by the Shareholder in [his/her] capacity as an officer or director of the Company to the extent the Company is otherwise legally obligated to so indemnify the Shareholder (collectively, the "Unreleased Claims").

     2. REPRESENTATIONS OF THE SHAREHOLDER. The Shareholder hereby represent and warrant to Transcend, the Subsidiary and the Company that the Shareholder has not at any time assigned any claim that the Shareholder may have had, now has, or may hereafter have against Transcend, the Subsidiary, the Company or their respective affiliates, successors or assigns, or each of their past, present or future Representatives, and for [himself/herself] and [his/her] heirs, personal representatives, successors and assigns, hereby covenants and agrees with Transcend, the Subsidiary and the Company, that [he/she] will not hereafter take any action to assign or assist in the assignment of any such claim, other than an Unreleased Claim.

     3. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Georgia.

     4. SEVERABILITY OF PROVISIONS. Wherever possible, each provision of this Agreement shall be interpreted to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, said provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     5. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed and delivered under seal as of the day and year first written above.



                                   ______________________________________(SEAL)
                                   Name:_______________________________________

                                   EXHIBIT F

                     FORM OF REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") made and entered into this _______ day of _________________________, 1998, by and between Transcend
Services, Inc., a Delaware corporation (the "Company"), and ______________ _________________, an individual resident of the State of Oregon (the "Initial Holder"), for himself and his successors and assigns.

     WHEREAS, concurrently with the execution of this Agreement, the Company has issued to the Initial Holder ________ shares (the "Shares") of common stock, $0.01 par value, of the Company (the "Common Stock") at the price and upon the terms and conditions specified in that certain Agreement and Plan of Merger and Reorganization by and among the Company, HCIS Acquisition Co., a Delaware corporation, Health Care Information Systems, Inc. d/b/a Cascade Health Information Software, an Oregon corporation ("HCIS"), the Initial Holder and certain other shareholders of HCIS (the "Merger Agreement"); and

     WHEREAS, the Shares have been issued to the Initial Holder without registration under the Securities Act of 1933 (the "Securities Act"), and the Company and the Initial Holder desire to provide for compliance with the Securities Act and for the registration of the Shares; and

     WHEREAS, the Board of Directors of the Company has approved the issuance of the Shares and this Agreement;

     NOW, THEREFORE, the parties hereto agree as follows:

     1. CERTAIN OTHER DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

     "Registrable Securities" shall mean the Shares, which have not been sold to the public.

     "Commission" shall mean the United States Securities and Exchange Commission and any successor federal agency having similar powers.

     "Holder" or "Holders" shall mean the Initial Holder and/or any subsequent holder or holders who own any of the Shares, which have not previously been sold to the public.

     The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

     "Registration Expenses" shall mean all expenses incurred by the Company in complying with Section 3 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, fees of the National Association of Securities Dealers, Inc. and accountants' expenses, including without limitation, any special audits or "comfort" letters incident to or required by any such registration, and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions and the fees and disbursements of counsel retained by the Holders of the Registrable Securities being registered.

     2. RESTRICTIONS ON TRANSFER. Initial Holder represents to the Company that it is acquiring the Shares for its own investment account and without a view to the subsequent public distribution of the Shares otherwise than pursuant to an effective registration statement under the Securities Act or an exemption therefrom. Each certificate for Shares issued to the Initial Holder and any subsequent Holder which have not been sold to the public pursuant to an effective registration statement under the Securities Act or as to which the restrictions on transfer have not been removed as hereinafter provided, shall bear a restrictive legend reciting that the same have not been registered pursuant to the Securities Act and may not be transferred in the absence of an effective registration statement as to such Shares or an exemption in fact from the registration requirements thereof. Prior to any proposed transfer of any Registrable Securities, except pursuant to an effective registration statement under the Securities Act, the Holder thereof shall give written notice to the Company of its intention to effect such transfer. Each such notice shall describe the manner of the proposed transfer and shall be accompanied by an opinion of counsel experienced in federal securities laws matters and reasonably acceptable to the Company and its counsel to the effect that the proposed transfer may be effected without registration under the Securities Act, whereupon the Holder of such Registrable Securities shall be entitled to transfer such securities in accordance with the terms of its notice and such opinion. Restrictions imposed under this Section 2 upon the transferability of the Shares shall cease when:

          (a) a registration statement covering such Shares becomes and continues to be effective under the Securities Act, or

          (b) the Company receives from the Holder thereof an opinion of counsel experienced in federal securities laws matters, which counsel shall be reasonably acceptable to the Company and its counsel, that such restrictions are no longer required in order to insure compliance with the Securities Act.

When such restrictions terminate pursuant to (b) above, the Company shall issue new securities in the name of the Holder not bearing the restrictive legend required by this Section 2.

     3.   REGISTRATION UNDER SECURITIES ACT.

          3.1  INCIDENTAL REGISTRATION.

          (A) RIGHT TO INCLUDE REGISTRABLE SECURITIES. If, at any time, the Company proposes to register any of its equity securities under the Securities Act, whether or not for sale for its own account, on a form and in a manner which would permit registration of Registrable Securities for sale to the public under the Securities Act, it will each such time give prompt written notice to all Holders of Registrable Securities of its intention to do so, describing such securities and specifying the form and manner and the other relevant facts involved in such proposed registration, and upon the written request of any such Holder delivered to the Company within 10 days after the giving of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder and the intended method or methods of disposition thereof), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holders of the Registrable Securities (a "Requesting Holder"), to the extent requisite to permit the disposition of the Registrable Securities in accordance with the intended methods thereof as specified by the Holders of a majority of the Registrable Securities to be so registered, provided that:

          (i) if, at any time after giving such written notice of its intention to register any of its securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to each Holder of Registrable Securities and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith as provided in subdivision (b) of this
     Section 3.1);

          (ii) if (A) the registration so proposed by the Company involves an underwritten offering of the securities so being registered, whether or not for sale for the account of the Company, to be distributed by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction, (B) the Company proposes that the securities to be registered in such underwritten offering will not include all of the Registrable Securities requested to be so included, and (C) the managing underwriter of such underwritten offering shall advise the Company in writing that, in its judgment, the distribution of all or a specified portion of such Registrable Securities concurrently with the securities being distributed by such underwriters will materially adversely affect the distribution of such securities by such underwriters (such written advice to state the reasons therefor), then the Company will promptly furnish each Requesting Holder with a copy of such written advice and may require, by written notice to each such Requesting Holder accompanying such written advice, that the distribution of all or a specified portion of such Registrable Securities be excluded from such distribution (in case of an exclusion of a portion of such Registrable Securities, such portion to be allocated among such Requesting Holders in proportion to the respective numbers of shares of Registrable Securities owned by such Holders); and

          (iii) the Company shall not be obligated to effect any registration of Registrable Securities under this Section 3.1 incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, dividend reinvestment plans or stock option or other employee benefit plans or incidental to the registration of any non-equity securities not convertible into equity securities.

          (B) EXPENSES. Except as otherwise prohibited by applicable law, the Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 3.1.

          3.2 REGISTRATION PROCEDURES. If and whenever the Company intends to effect the registration of any Registrable Securities under the Securities Act as provided in Section 3.1, the Company will:

          (a) in the case of an underwritten offering, enter into a usual and customary underwriting agreement with respect thereto and take all such other reasonable actions as are necessary or advisable to permit, expedite and facilitate the disposition of such Registrable Securities in the manner contemplated by the related registration statement, and the Company will provide to the Holders of such Registrable Securities, any underwriter participating in any distribution thereof pursuant to a registration statement, and any attorney, accountant or other agent retained by any Holder of Registrable Securities or underwriter, reasonable access to appropriate Company officers and employees to answer questions and to supply information reasonably requested by any such Holders of Registrable Securities, underwriter, attorney, accountant or agent in connection with such registration statement;

          (b) prepare and file (within 90 days of the last date on which the Holders of Registrable Securities may notify the Company of their request to include their Registrable Securities in such registration in accordance herewith) with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective; provided that such preparation and filing may be delayed in the reasonable judgment of the Company;

          (c) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities and other securities covered by such registration statement in accordance with the plan of distribution set forth in such registration statement;

          (d) furnish to each seller of such Registrable Securities and the underwriters (if any) such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents, if any, incorporated by reference in such registration statement or prospectus, and such other documents, as such seller may reasonably request;

          (e) use its best efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities or blue sky laws of the states of the United States as each seller shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and do any and all other acts and things which may be necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of its Registrable Securities covered by such registration statement, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (e) be obligated to be so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

          (f) immediately notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, which untrue statement or omission requires amendment of the registration statement or supplementation of the prospectus, and at the request of any such seller prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; provided, however, that each Holder of Registrable Securities registered pursuant to such registration statement agrees that he or it will not sell any Registrable Securities pursuant to such registration statement during the time that the Company is preparing and filing with the Commission a supplement to or an amendment of such prospectus or registration statement;

          (g) in the event of the issuance of any stop order suspending the effectiveness of any registration statement or of any order suspending or preventing the use of any prospectus or suspending the qualification of any Registrable Securities for sale in any jurisdiction, use its best efforts to obtain its withdrawal;

          (h) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement; and

          (i) use its best efforts to list all Common Stock covered by such registration statement on each securities exchange or automated quotation system on which any of the Common Stock is then listed.

The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing and as shall be required by law or by the Commission in connection therewith.

          3.3  UNDERWRITTEN OFFERINGS.

          (a) If the Company at any time proposes to register any of its securities under the Securities Act as contemplated by Section 3.1 and such securities are to be distributed by or through one or more underwriters, the Company will use its best efforts, if requested by any Requesting Holder of Registrable Securities to arrange for such underwriters to include the Registrable Securities to be offered and sold by such Requesting Holder among the securities to be distributed by or through such underwriters, provided that, for purposes of this sentence, best efforts shall not require the Company to reduce the amount or sale price of such securities proposed to be distributed by or through such underwriters. The Holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters. Such Holders of Registrable Securities shall not be required by the Company to make any representations or warranties to or agreements with the Company or the underwriters other than reasonable representations, warranties or agreements (including indemnity agreements customary in secondary offerings) regarding such Holder, such Holder's Registrable Securities and such Holder's intended method or methods of distribution and any other representation required by law.

          (b) If any registration pursuant to Section 3.1 shall be in connection with an underwritten public offering, each Holder of Registrable Securities agrees by acquisition of such Registrable Securities, if so required by the managing underwriter, not to effect any public sale or distribution of Registrable Securities (other than as part of such underwritten public offering) within seven days prior to the effective date of such registration statement or 180 days after the effective date of such registration statement.

          3.4 PREPARATION; REVIEW. In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act, the Company will give the Holders of Registrable Securities on whose behalf such Registrable Securities are to be so registered, the opportunity to review such registration statement, each prospectus included therein or filed with the Commission and each amendment thereof or supplement thereto.

          3.5  INDEMNIFICATION.

          (A) INDEMNIFICATION BY THE COMPANY. In the event of any registration of any securities of the Company under the Securities Act, the Company will indemnify and hold harmless in the case of any registration statement filed pursuant to Section 3.1, the seller of any Registrable Securities covered by such registration statement, its directors, trustees and officers, and each other person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act against any losses, claims, damages, liabilities or expenses, joint or several, to which such seller or any such director or officer or participating or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or
(iii) any violation by the Company of any rule or regulation promulgated under the Securities Act or the Exchange Act, or other federal or state securities law applicable to the Company and relating to any action or inaction required of the Company in connection with such registration, and the Company will reimburse such seller and each such director, trustee, officer, participating person and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding, provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense (or action or proceeding in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with information furnished to the Company by such seller or any such director, trustee, officer, participating person or controlling person specifically for use in the preparation thereof.

          (B) INDEMNIFICATION BY THE SELLERS. The Company may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to Section 3.1 that each Holder of any Registrable Securities shall, by acceptance thereof, severally and not jointly, indemnify and hold harmless the Company, its directors and officers and each other person, if any, who controls the Company, against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director or officer or any such person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which Registrable Securities were registered under the Securities Act, or in any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or

(ii) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent that such alleged untrue statement or alleged omission was contained in information furnished to the Company by such Holder specifically for use therein, and shall reimburse the Company or such director, officer or other person for any legal or any other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability or action.

          (C) NOTICE OF CLAIMS, ETC. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 3.5, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

          (D) OTHER INDEMNIFICATION. Indemnification similar to that specified in the preceding subdivisions of this Section 3.5 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of such Registrable Securities under any federal or state law or regulation of governmental authority other than the Securities Act.

          4. AMENDMENTS AND WAIVERS. This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Holder or Holders of a majority of the Shares. Each Holder of any Registrable Securities at the time shall be bound by any consent authorized by this Section 4, whether or not such Registrable Securities shall have been marked to indicate such consent.

          5. NOTICES. Notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered, or, if by U.S. mail, when deposited in a regularly maintained receptacle, by Certified First Class Mail, postage prepaid, addressed

          (a) to any Holder of Registrable Securities at the address shown on the stock or warrant transfer books of the Company unless such Holder has advised the Company in writing of a different address as to which notices shall be sent under this Agreement, and
          (b) if to the Company at 3343 Peachtree Road, N.E., Suite 1000, Atlanta, Georgia 30326-1010, to the attention of the President, or to such other address or to the attention of such other officer, as the Company shall have furnished to each Holder of Registrable Securities at the time outstanding.

     6. MISCELLANEOUS. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not, and, in particular, shall inure to the benefit of and be enforceable by any Holder or Holders of Registrable Securities. This Agreement embodies the entire agreement and understanding between the Company and the other parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Georgia. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                      TRANSCEND SERVICES, INC.


                                      By:______________________________________
                                      Name:____________________________________



                                     ____________________________________(SEAL)
                                     Name:_____________________________________

                                   EXHIBIT G

                      FORM OF SHARE SUBSCRIPTION AGREEMENT

                      IMPORTANT INFORMATION FOR SUBSCRIBER
                      ------------------------------------

SECURITIES PURCHASED PURSUANT TO THE SUBSCRIPTION AGREEMENT SET FORTH BELOW HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE DELAWARE SECURITIES ACT, AS AMENDED (COLLECTIVELY, THE "ACTS"), OR ANY OTHER APPLICABLE BLUE SKY LAW, AND CANNOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS SUCH SECURITIES (i) ARE REGISTERED UNDER SUCH ACTS, (ii) IN THE OPINION OF LEGAL COUNSEL AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE OR (iii) THE REQUEST FOR TRANSFER IS ACCOMPANIED BY NO-ACTION LETTERS FROM THE SECURITIES AND EXCHANGE COMMISSION AND THE APPLICABLE STATE SECURITIES COMMISSION. BECAUSE THE SECURITIES ARE NOT REGISTERED UNDER THE ACTS, SUBSCRIBERS MUST BEAR THE ECONOMIC RISK OF INVESTMENT IN SUCH SECURITIES FOR AN INDEFINITE PERIOD OF TIME. CERTIFICATES REPRESENTING SUCH SECURITIES WILL BEAR A LEGEND BRIEFLY DESCRIBING RESTRICTIONS WITH RESPECT TO THE TRANSFER THEREOF AND A STOP-TRANSFER ORDER WITH RESPECT TO SUCH SECURITIES WILL BE PLACED WITH THE CORPORATION'S TRANSFER AGENT (OR NOTED IN THE CORPORATION'S RECORDS) BEFORE CERTIFICATES REPRESENTING ANY SECURITIES SUBSCRIBED WILL BE ISSUED.

     TO THE BOARD OF DIRECTORS OF Transcend Services, Inc., a corporation organized and incorporated under the laws of the State of Delaware (the "Corporation"):

     1.   SUBSCRIPTION.  The undersigned, ___________________________________,
("Subscriber") hereby subscribes for _______________ shares of common stock of the Corporation (the "Shares"), for the Merger Consideration described in the Agreement and Plan of Merger ("Merger Agreement"), dated as of April 28, 1998, by and among the Corporation, HCIS Acquisition Co., Inc., Health Care Information Systems, Inc. d/b/a Cascade Health Information Software (the "Company"), Subscriber and the other shareholders of the Company.

     2. RESTRICTIONS. Subscriber understands that the Shares have not been registered under the Acts, or any other applicable "blue sky" law, and will be issued in reliance upon certain exemptions from registration thereunder. Subscriber understands that the statutory basis for such exemptions is dependent upon Subscriber's undertaking to acquire the Shares for purposes of investment for its own account, not as a nominee or agent, and without the intent of reselling or disposing of the Shares, or otherwise participating directly or indirectly in a distribution thereof. Subscriber further understands that by reason of the exemptions to be relied upon in connection with their issuance, the Shares issued to Subscriber will not be freely transferable and that any proposed sale or other transfer of the Shares may be prohibited and will in any event be subject to significant restrictions. Any certificates representing the Shares will bear a legend to such effect, and a stop-transfer order with respect to the Shares will be placed with the Corporation's transfer agent (or noted in the Corporation's records if the Corporation acts as its own transfer agent in respect of the Shares).

     3. REPRESENTATIONS AND WARRANTIES OF SUBSCRIBER. Subscriber hereby represents and warrants to, and agrees with, the Corporation as follows:

          (a) The Shares are being acquired by Subscriber for Subscriber's own account, not as a nominee or agent, and not with a view to, or for, resale, transfer or distribution;

          (b) Subscriber has no intention of participating directly or indirectly in a distribution of the Shares;

          (c) Subscriber has such knowledge and experience in financial and business matters that Subscriber is capable of evaluating the merits and risks of this investment;

          (d) Subscriber has received and reviewed copies of the Corporation's filings with the United States Securities and Exchange Commission listed on Exhibit A hereto.

          (e) Subscriber has had access during the course of the transactions as contemplated in the Merger Agreement and prior to its acquisition of the Shares to such additional information relating to the Corporation as Subscriber has desired and has been given the opportunity to (i) ask questions of, and receive answers from, the Corporation and its representatives concerning the Corporation and the terms and conditions of the issuance of the Shares, and (ii) obtain any additional information that the Corporation possesses or can reasonably obtain that is necessary to verify the accuracy of information furnished by the Corporation in connection herewith;

          (f) Subscriber is an accredited investor as that term is defined in
Section 501(a) under Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933. Subscriber is capable of bearing the economic risks of the investment in the Shares, including loss of the entire investment, and if Subscriber deems it necessary to do so, has reviewed the merits of the investment with its tax and legal counsel and with investment adviser(s), and Subscriber understands the merits and risks of this investment; and

          (g) Subscriber has accurately completed the accredited Investor Questionnaire attached hereto as Exhibit B and has executed such Questionnaire, and any applicable exhibits thereto, where required.

          (h) Subscriber has evaluated the risks of this investment and has determined the Corporation is a suitable investment.

     4. REPRESENTATIONS OF THE CORPORATION. The Corporation hereby represents and warrants to Subscriber as follows:

          (a) The Corporation is a corporation organized and in good standing under the laws of the State of Delaware;

          (b) All corporate action on the part of the Corporation necessary for authorization in respect of the Corporation's issuance of the Shares as contemplated hereunder has been (or shall be) taken prior to the date of the Corporation's execution of this Share Subscription Agreement;

          (c) The Corporation's execution of this Share Subscription Agreement and issuance of the Shares as contemplated hereunder will not conflict with or violate any provision of the Certificate of Incorporation or Bylaws of the Corporation or any material agreement to which the Corporation is bound; and

          (d) Upon execution of this Share Subscription Agreement and receipt by the Corporation of the consideration for the Shares as described herein, the Shares shall be deemed to be validly issued and outstanding, fully paid and nonassessable.

     5. CONSIDERATION. Subscriber hereby agrees and understands that the consideration for the Shares shall not be delivered by Subscriber to Transcend until the share subscription contained herein shall have been accepted; provided, however, that such consideration shall be delivered promptly thereafter in accordance with the terms and conditions of the Merger Agreement and prior to the issuance by the Corporation of the Shares. Subscriber understands and agrees that the undersigned shall not be entitled to certificates for, nor shall the undersigned be entitled to vote the Shares until the consideration set forth herein has been delivered to the Corporation as contemplated in the Merger Agreement.

     Executed as of the ___ day of ____________________________, 1998.

                                         Very truly yours,


                                         ______________________(SEAL)

                                         Name:______________________


ACCEPTED AND AGREED TO BY TRANSCEND SERVICES, INC.


By:_________________________________
   Name:____________________________
   Title:___________________________

Date: ____________________, 1998

                                   EXHIBIT A
                                   ---------

                                  SEC FILINGS
                                  -----------

- The Corporation's Annual Report on Form 10-K for the year ended December 31, 1996;

- The Corporation's Amendment No. 1 on Form 10-K/A dated April 22, 1997 to its Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

- The Corporation's Amendment No. 2 on Form 10-K/A dated June 3, 1997 to its Annual Report on Form 10-K for the year ended December 31, 1996;

- The Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;

- The Corporation's Amendment No. 1 on Form 10-Q/A dated June 3, 1997 to its Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;

- The Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997;

- The Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997;

- The Corporation's Annual Report on form 10-K for the year ended December 31, 1997;

- The Corporation's Definitive Proxy Statement for the Annual Meeting of Stockholders to be held on April 28, 1998.

                                   EXHIBIT B
                                   ---------

                            TRANSCEND SERVICES, INC.
                       ACCREDITED INVESTOR QUESTIONNAIRE
                       ---------------------------------

                                 [to be added]

                                   EXHIBIT H

                          FORM OF AFFILIATE AGREEMENT

     THIS AFFILIATE AGREEMENT ("Agreement") is being executed and delivered as of __________, 1998 by ____________________________________ ("Affiliate") in
favor of and for the benefit of Transcend Services, Inc., a Delaware corporation ("Transcend").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Affiliate is a shareholder and an officer and director of Health Care Information Systems, Inc. d/b/a Cascade Health Information Software (the "Company"); and

     WHEREAS, Transcend, HCIS Acquisition Co., a Delaware corporation (the "Subsidiary"), the Company, Affiliate and the remaining other shareholders of the Company have entered into an Agreement and Plan of Merger , dated as of April ___, 1998 (the "Merger Agreement"), providing for the merger of the Company with and into the Subsidiary (the "Merger"); and

     WHEREAS, the Merger Agreement contemplates that Affiliate, as a shareholder of the Company, will receive shares of common stock, par value $.01 per share, of Transcend ("Transcend Common Stock") in exchange for [his/her] shares of the voting common stock, no par value, of the Company ("Company Common Stock"); and

     WHEREAS, Affiliate may be deemed to be an "affiliate" of the Company for purposes of the restrictions on resale imposed by the Securities Act of 1933, as amended (the "Act") and determining Transcend's eligibility to account for the Merger as a "pooling of interests" under applicable "pooling of interests" accounting requirements (including Accounting Principles Board Opinion No. 16 and Accounting Series Releases 130 and 135, as amended, of the Securities and Exchange Commission (the "SEC"));

     NOW, THEREFORE, the undersigned hereby agrees as follows:

     1. REPRESENTATIONS AND WARRANTIES. Affiliate represents and warrants to Transcend as follows:

          (a) Affiliate is the holder and beneficial owner, as a joint tenant with right of survivorship, of 200 shares of the Company Common Stock (the "Company Shares"), and Affiliate has good and valid title to the Company Shares, free and clear of any liens, pledges, security interests, adverse claims, equities, options, proxies, charges, encumbrances or restrictions of any nature.

          (b) Affiliate has carefully read this Agreement and has discussed with counsel to the extent Affiliate felt necessary the limitations imposed on Affiliate's ability to sell, transfer or otherwise dispose of the Company Shares and the shares of Transcend Common Stock that Affiliate is to receive in the Merger (the "Transcend Shares"). Affiliate fully understands the limitations this Agreement places upon Affiliate's ability to sell, transfer or otherwise dispose of the Company Shares.

          (c) Affiliates understands that the representations, warranties and covenants set forth in this Agreement will be relied upon by Transcend and its counsel and accountants for purposes of determining Transcend's eligibility to account for the Merger as a "pooling of interests," whether Transcend should proceed with the Merger and various other purposes.

     2.   PROHIBITIONS AGAINST TRANSFER.

          (a) Affiliate agrees that, until such time as the Merger Agreement is validly terminated in accordance with Section 8 thereof, Affiliate shall not sell, transfer or otherwise dispose of, or reduce his interest in or risk relating to, any capital stock of the Company (including the Company Shares) except pursuant to and upon consummation of the Merger.

          (b) Affiliate agrees that during the period from the date on which the Merger is consummated through the date on which financial results covering at least 30 days of post-Merger combined operations of Transcend and the Company have been published by Transcend (within the meaning of the applicable "pooling of interests" accounting requirements) Affiliate shall not sell, transfer or otherwise dispose of, or reduce his interest in or risk relating to, any shares of Transcend Common Stock (including the Transcend Shares).

          (c) Without limiting the generality of Section 2(b) of this Agreement, Affiliate shall not effect any sale, transfer or other disposition of any of the Transcend Shares, unless:

              (i) such sale, transfer or other disposition has been registered under the Act;

              (ii) such sale, transfer or other disposition is made in conformity with the requirements of Rule 144 under the Act, as evidenced by a broker's letter and a representation letter executed by Affiliate (satisfactory in form and content to Transcend) stating that such requirements have been met;

              (iii) counsel reasonably satisfactory to Transcend shall have advised Transcend in a written opinion letter (satisfactory in form and content to Transcend), upon which Transcend may rely, that such sale, transfer or other disposition will be exempt from registration under the Act; or

              (iv) an authorized representative of the SEC shall have rendered written advice to Affiliate to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take action, with respect to such sale, transfer or other disposition, and a copy of such written advice and all other related communications with the SEC shall have been delivered to Transcend.

     3. STOP TRANSFER INSTRUCTIONS; LEGEND. Affiliate understands that the Transcend Shares will be characterized as "restricted securities" for purposes of Rule 144 under the Act, and that therefore any sale, transfer or other disposition of any of the Transcend Shares must be made in conformity with the provisions of said Rule or be registered under the Act. Affiliate acknowledges and agrees that (i) stop transfer instructions will be given to Transcend's transfer agent with respect to the Transcend Shares, and (ii) each certificate representing any of such shares shall bear a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise):

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED AS OF ______________, 1998, BETWEEN THE REGISTERED HOLDER HEREOF AND TRANSCEND SERVICES, INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF TRANSCEND SERVICES, INC."

     4. INDEPENDENCE OF OBLIGATIONS. The covenants and obligations of Affiliate set forth in this Agreement shall be construed as independent of any other agreement or arrangement between Affiliate, on the one hand, and the Company or Transcend, on the other. The existence of any claim or cause of action by Affiliate against the Company or Transcend shall not constitute a defense to the enforcement of any of such covenants or obligations against Affiliate.

     5. SPECIFIC PERFORMANCE. Affiliate agrees that in the event of any breach or threatened breach by Affiliate of any covenant, obligation or other provision contained in this Agreement, Transcend shall be entitled (in addition to any other remedy that may be available to Transcend) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision and (b) an injunction restraining such breach or threatened breach.

     6. INDEMNIFICATION. Without in any way limiting any of the rights or remedies otherwise available to Transcend, Affiliate shall hold harmless and indemnify Transcend from and against, and shall compensate and reimburse Transcend for, any loss, damage, injury, decline in value, lost opportunity, liability, exposure, claim, demand, settlement, judgment, award, fine, penalty, tax fee, charge, cost or expense of any nature (whether or not relating to a third party claim) which is directly or indirectly suffered or incurred at any time by Transcend or any of Transcend's affiliates or to which Transcend or any of Transcend's affiliates otherwise becomes subject and that arises from any inaccuracy in or breach of any representation, warranty, covenant or obligation of Affiliate contained in this Agreement.

     7. OTHER AGREEMENTS. Nothing in this Agreement shall limit any of the rights or remedies of Transcend under the Merger Agreement and nothing in the Reorganization Agreement shall limit any of the rights or remedies of Transcend under this Agreement.

     8. NOTICES. Any notice or other communication required or permitted to be delivered to Affiliate or Transcend under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party hereto):

          if to Transcend to:  Transcend Services, Inc.
                               3353 Peachtree Road, N.E.
                               Suite 100
                               Atlanta, Georgia 30326
                               Attention:Larry G. Gerdes, President and Chief Financial
                               Officer
                               Telecopy: (404) 815-3509

          if to Affiliate to:  _____________________________
                               8710 S.W. Maverick Terrace
                               Beaverton, Oregon 97008

     9. SEVERABILITY. If any provision of this Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provisions or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Agreement. Each provision of this Agreement is separable from every other provision of this

Agreement, and each part of each provision of this Agreement is separable from every other part of such provision.

     10. GOVERNING LAW. This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of Georgia (without giving effect to principles of conflicts of laws).

     11. WAIVER. No failure on the part of Transcend to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Transcend in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, rights, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Transcend shall not be deemed to have waived any claim arising out of this Agreement, or any power, rights, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Transcend; any such waiver shall not be applicable or have any effect in the specific instance in which it is given.

     12. CAPTIONS. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

     13. FURTHER ASSURANCES. Affiliate shall execute and/or cause to be delivered to Transcend such instruments and other documents and shall take such other actions as Transcend may reasonably request to effectuate the intent and purposes of this Agreement.

     14. ENTIRE AGREEMENT. This Agreement, the Merger Agreement and the Share Subscription Agreement of Affiliate executed contemporaneously with this Agreement set forth the entire understanding of Transcend and Affiliate relating to the subject matter hereof and thereof and supersede all other prior agreements and understandings between Transcend and Affiliate relating to the subject matter hereof and thereof.

     15. NON-EXCLUSIVITY. The rights and remedies of Transcend hereunder are not exclusive of or limited by any other rights or remedies which Transcend may have, whether at laws, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative).

     16. AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Transcend and Affiliate.

     17. ASSIGNMENT. This Agreement and all obligations of Affiliated hereunder are personal to Affiliate and may not be transferred or delegated by Affiliate at any time. Transcend may freely assign any or all of its rights under this Agreement (including its indemnification rights under

Section 6), in whole or in part, to any other person or entity without obtaining the consent or approval of Affiliate.

     18. BINDING NATURE. Subject to Section 17, this Agreement will inure to the benefit of Transcend and its successors and assigns and will be binding upon Affiliate and his representatives, executors, administrators, estate, heirs, successors and assigns.

     19. ATTORNEYS' FEES AND EXPENSES. If any legal action or other legal proceeding relating to the enforcement of any provision of this Agreement is brought against Affiliate, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

     20. SURVIVAL. Each of the representations, warranties, covenants and obligations contained in this Agreement shall survive the consummation of the Merger.

     Affiliate has executed this Agreement  as of the date first above written.


                                            "AFFILIATE"


                                            ______________________________(SEAL)
                                            Name:_______________________________

                                   EXHIBIT I

          FORM OPINION OF COUNSEL TO THE COMPANY AND THE SHAREHOLDERS

                          __________________ _, 1998


Transcend Services, Inc.
HCIS Acquisition Co.
3353 Peachtree Road, N.E.
Suite 100
Atlanta, Georgia  30326-1010

Ladies and Gentlemen:

     This opinion is rendered to you in accordance with the entry into and performance by Health Care Information Systems, Inc. d/b/a Cascade Health Information Software, an Oregon corporation (the "Company"), and Carlton M. Cottrell and Jacquelyn R. Cottrell, each an individual resident of the State of Oregon (the "Shareholders"), of the Agreement and Plan of Merger and Reorganization, dated April ___, 1998 (the "Merger Agreement"), by and among Transcend Services, Inc., a Delaware corporation ("Transcend"), HCIS Acquisition Co., a Delaware corporation (the "Subsidiary"), the Company and the Shareholders. This opinion letter is provided to you pursuant to Section 6.4(g) of the Merger Agreement.

     We have acted as counsel to the Company and the Shareholders in connection with the entry into and performance by the Company and the Shareholders of the transactions contemplated in the Merger Agreement. In the capacity described above, we are familiar with the corporate minute book of the Company, including the articles of incorporation, bylaws and stock transfer records of the Company, and we are further familiar with the corporate proceedings of the Company relating to the Merger Agreement and the transactions contemplated therein. We have also examined originals or copies certified, or otherwise identified to our satisfaction, of the following documents:

     1. the Merger Agreement;

     2. the Share Subscription Agreements, each dated ________, 1998, executed by each of the Shareholders in favor of Transcend;

     3. the Releases, each dated __________, 1998, executed by each of the Shareholders;

     4. the Noncompetition Agreements, each dated _____________, 1998, executed by each of the Shareholders;

     5. a certificate, dated April 16, 1998, issued by the Secretary of State of the State of Oregon with respect to the corporate existence of the Company (the "Certificate of Existence"); and

     6. the Certificate of Merger of the Company into the Subsidiary dated _____________, 1998, to be filed with the Secretary of State of the State of Oregon (the "Certificate of Merger").

The documents referenced in items 1 through 5 above are hereinafter collectively referred to as the "Merger Documents".

     This opinion letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord of the ABA Section of Business Law (1991) (the "Accord"). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this opinion letter should be read in conjunction therewith. Capitalized terms used in this opinion letter and not otherwise defined shall have the meanings assigned to such terms in the Accord and the Merger Agreement. If there should be any conflict between the definition contained in the Accord and the Merger Agreement, the definition contained in the Accord shall control.

     The opinions expressed herein are limited to the laws of the State of Oregon and the federal laws of the United States of America.

     In connection with the opinions set forth below, we have assumed the genuineness of all signatures, other than those on behalf of the Company and those of the Shareholders, and the authenticity, completeness and accuracy of all materials examined. As to questions of fact material to our opinions, we have relied, without independent verification of the accuracy or completeness thereof, solely on the following: (i) the contents of the corporate minute book and stock transfer records of the Company; (ii) the statements and representations contained in the Certificate of Existence; and (iii) the respective statements, representations and warranties of the Company and the Shareholders contained in the Merger Agreement. We have made no other factual investigation for the purpose of rendering this opinion letter.

     The use of the term "Actual Knowledge" shall have the meaning given to such term in the Accord, but shall not be taken that we have made, and in fact we have not made, any independent investigation concerning the accuracy or veracity of any representation, warranty or statement of fact other than as described in the preceding paragraphs. We have made no independent search of any public records in connection with our rendering of the opinions contained herein.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Oregon and has all necessary corporate power and lawful authority to own, operate and lease its properties and carry on its business as and where such business is now being conducted. As used herein, the term "in good standing" shall mean that all filings have been made as required under applicable filing and annual registration provisions of the Oregon Business Corporation Act and all filing fees due and payable thereunder have been paid.

     2.   The issued and outstanding shares of the Company are as set forth on
Schedule 2.2 to the Merger Agreement.  All the shares of the Company identified
------------
on such Schedule are duly authorized, validly issued, fully paid and nonassessable. Except as set forth on Schedule 2.2 to the Merger Agreement,
                                      -------------
there is no outstanding capital stock of the Company, and, to our Actual Knowledge, except as set forth on Schedule 2.3 to the Merger Agreement, there
                                  ------------
are no outstanding options, warrants or other rights to acquire common stock or other securities of the Company.

     3. Each of the Shareholders is the sole record and beneficial owner of the shares set forth beside his or her name on Exhibit A to the Merger
                                               ---------
Agreement, and, to our Actual Knowledge, has good and valid title to such shares, free and clear of all liens, claims, encumbrances, equities or claims.

     4. The Company has duly and validly executed each Merger Document to which it is a party, and each such Merger Document is the valid, binding and enforceable obligation of the Company. Each of the Shareholders has duly and validly executed each Merger Document to which such Shareholder is a party, and each such Merger Document is the valid, binding and enforceable obligation of such Shareholder.

     5. The execution, delivery and performance of the Merger Documents to which the Company is a party by the Company are within the Company's corporate powers and have been duly authorized by all necessary corporate action on the part of the Company. The execution, delivery and performance of the Merger Documents to which either Shareholder is a party are within such Shareholder's full power and legal capacity. Except as disclosed in the Merger Documents, the execution, delivery and performance of the Merger Documents by the Company or either Shareholder, do not: (i) conflict with, require any consent under, result in the violation of, or constitute a breach of any provision of the articles or certificate of incorporation or bylaws of the Company; (ii) to our Actual Knowledge, conflict with, require any Consent under, result in the violation of, constitute a breach of, or accelerate the performance required on the part of either Shareholder or the Company by the terms of, any evidence of indebtedness or Contract to which either Shareholder or the Company is a party, in each case with or without notice or lapse of time or both, or permit the termination of any such Contract by another Person; (iii) to our Actual Knowledge, result in the creation or imposition of any Encumbrance upon, or restriction on the use of, any property or assets of the Company or the Company Common Stock under any Contract to which either the Company or either Shareholder is bound; (iv) to our Actual Knowledge, accelerate, or constitute an event entitling, or which would, on notice or lapse of time or both, entitle the holder of any indebtedness of the Company or either Shareholder to accelerate the maturity of any such indebtedness; (v) conflict with or result in the breach or violation of any Legal Requirement that is binding on either the Company or either Shareholder; or (vi) violate or cause any revocation of or limitation on any Permit of the Company.

     6.   Except as disclosed in Schedule 2.7 to the Merger Agreement, no
                                 ------------
authorization, consent or approval or other action by, and no notice to or filing with, any Governmental Body or any other Person is required to be obtained or made by the Company or either of the Shareholders for the due execution, delivery and performance by them of the Merger Documents.

     7. Under the laws of the State of Oregon, the Merger will be effective upon the filing of the Certificate of Merger with the Secretary of State of Oregon and the filing of a certificate of merger containing the information required by and executed and filed in accordance with the requirements of the applicable corporation laws of the State of Delaware.

          This letter is given solely for the benefit of the addressees hereof and may only be relied upon for matters arising out of the transactions described herein. Without our prior written consent, this letter may not be used or relied upon by any other person or entity for any purpose whatsoever.

                                   EXHIBIT J

                           FORM OF ESTOPPEL AGREEMENT

Health Care Information Systems, Inc.
3800 SW Cedar Hills Boulevard
Suite 145
Beaverton, Oregon 97005
Attention: Carlton M. Cottrell, President

Dear Mr. Cottrell:

     The undersigned, ____________________ (hereinafter referred to as the "Landlord"), having the power and authority to do so, hereby states, certifies and affirms to all to whom this statement may be presented as follows:

     1. The undersigned is the present landlord under that certain [lease] (the "Lease"), a copy of which Lease is attached to this Estoppel Agreement as Exhibit A, whereby Tenant leased certain premises comprised of approximately
---------
__________ square feet located at [address of leased premises] (hereinafter referred to as the "Premises").

     2. The Lease, as of the date hereof, is in full force and effect and has not been amended, modified or supplemented except as set forth in the Lease.

     3. That Landlord has fully performed all obligations of an inducement nature required to be performed by Landlord, and to its knowledge, Tenant has unconditionally accepted said Premises, and there are no remaining conditions to Tenant's obligations under the Lease.

     4. That the Lease term commenced on _____________ and expires on _____________. Tenant has not exercised any option to extend the term of the Lease.

     5.   That Tenant has paid Landlord $__________ as a security deposit.

     6. As of the date hereof, (a) Tenant has paid all rent and other charges in accordance with the provisions of the Lease; (b) Tenant is not in default in making any of such payments in accordance with the provisions of the Lease; (c) to the best of Landlord's knowledge, Landlord has no defense, offset, claim or counterclaim against Tenant's obligations under the Lease; (d) no notice of default has been given under or in connection with the Lease (other than defaults which have been cured); and (e) Landlord has no knowledge of any occurrence that would constitute such a default.

     7. That Landlord is aware that Tenant is merging with and into HCIS Acquisition Co., a Delaware corporation and a wholly-owned subsidiary of Transcend Services, Inc. (the "Buyer"), a Delaware corporation, and in conjunction therewith, the Buyer shall be the surviving corporation of such merger and shall assume the obligations of Tenant under the Lease, and Landlord herewith: (a) consents to the merger of Tenant with and into Buyer and the assumption by Buyer of all of Tenant's interests in the Lease following such merger; (b) acknowledges and agrees that such merger does not constitute a default under the Lease; and (c) acknowledges that Tenant, Buyer and Transcend may rely upon this letter in consummating the merger.

     IN WITNESS WHEREOF, the undersigned has caused this statement to be duly executed under seal as of the ____ day of __________, 1998.

                              "LANDLORD"

                              _______________________________________

                              By: ___________________________________
                              Title: ________________________________

                                   EXHIBIT K

          FORM OF OPINION OF COUNSEL TO TRANSCEND AND THE SUBSIDIARY

                             ______________, 1998


Health Care Information Systems, Inc.
3800 S.W. Cedar Hills Boulevard
Suite 145
Beaverton, Oregon 97005

Carlton M. Cottrell and Jacquelyn R. Cottrell
8710 S.W. Maverick Terrace
Beaverton, Oregon 97008

Ladies and Gentlemen:

     This opinion is rendered to you in accordance with the entry into and performance by Transcend Services, Inc., a Delaware corporation ("Transcend"), and HCIS Acquisition Co., a Delaware corporation (the "Subsidiary"), of the Agreement and Plan of Merger and Reorganization, dated April ___, 1998 (the "Merger Agreement"), by and among Transcend, the Subsidiary, Health Care Information Systems, Inc. d/b/a Cascade Health Information Software, an Oregon corporation (the "Company") and Carlton M. Cottrell and Jacquelyn R. Cottrell, each an individual resident of the State of Oregon (the "Shareholders"). This opinion letter is provided to you pursuant to Section 7.4(c) of the Merger Agreement.

     We have acted as counsel to Transcend and the Subsidiary in connection with the entry into and performance by Transcend and the Subsidiary of the transactions contemplated in the Merger Agreement. In the capacity described above, we are familiar with the respective corporate minute books of Transcend and the Subsidiary, including the respective certificates of incorporation, bylaws and stock transfer records of Transcend and the Subsidiary, and we are further familiar with the respective corporate proceedings of Transcend and the Subsidiary relating to the Merger Agreement and the transactions contemplated therein. We have also examined originals or copies certified, or otherwise identified to our satisfaction, of the following documents:

     1. the Merger Agreement;

     2. the Registration Rights Agreement, dated _______________, 1998, by and between Transcend and the Shareholders;

     3. a Certificate of Existence with respect to Transcend issued by the Secretary of State of the State of Delaware, dated as of April 14, 1998 ("Transcend's Official Certificate");

     4. a Certificate of Existence with respect to the Subsidiary issued by the Secretary of State of the State of Delaware, dated as of April _____, 1998 (the "Subsidiary's Official Certificate");

     5. the Certificate of Merger of the Company into the Subsidiary, dated as of _________, 1998, to be filed with the Secretary of State of the State of Delaware (the "Certificate of Merger"); and

     6. the Material Agreements (as hereinafter defined).

The documents cited in items 1 through 3 above are hereinafter collectively referred to as the "Merger Documents."

     This opinion letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord of the ABA Section of Business Law (1991) (the "Accord"). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this opinion letter should be read in conjunction therewith. Capitalized terms used in this opinion letter and not otherwise defined shall have the meanings assigned to such terms in the Accord and the Merger Agreement. If there should be any conflict between the definition contained in the Accord and the Merger Agreement, the definition contained in the Accord shall control.

     The opinions expressed herein are limited to the laws of the State of Georgia, the federal laws of the United States of America and the Delaware General Corporation Law.

     In connection with the opinions set forth below, we have assumed the genuineness of all signatures, other than those on behalf of Transcend and the Subsidiary, and the authenticity, completeness and accuracy of all materials examined. As to questions of fact material to our opinions, we have relied, without independent verification of the accuracy or completeness thereof, solely on the following: (i) the contents of the respective corporate minute books and stock transfer records of Transcend and the Subsidiary; (ii) the statements and representations contained in each of Transcend's Official Certificate and the Subsidiary's Official Certificate; (iii) the respective statements, representations and warranties of Transcend and the Subsidiary contained in the Merger Agreement; and (iv) the Material Agreements. The term "Material Agreements," as used herein, shall mean each of the agreements which has been filed with the Securities and Exchange Commission as an exhibit (including any document which in lieu of being filed as an exhibit, is incorporated by reference or which Transcend agrees or has agreed to provide to the Securities and Exchange Commission upon request) to the Transcend's most recently-filed Annual Report on Form 10-K or any subsequently filed Annual Report on Form 10-K or report filed on Form 10-Q or Form

8-K, pursuant to the requirements of Item 601(b)(10) of SEC Regulation S-K, 17 CFR (S) 229.601(b)(10), as amended. We have made no other factual investigation for the purpose of rendering this opinion letter.

     The use of the term "Actual Knowledge" shall have the meaning given to such term in the Accord, but shall not be taken that we have made, and in fact we have not made, any independent investigation concerning the accuracy or veracity of any representation, warranty or statement of fact other than as described in the preceding paragraphs. We have made no independent search of any public records in connection with our rendering of the opinions contained herein.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. Transcend and the Subsidiary are each a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power to conduct its business as presently conducted. As used herein, the term "in good standing" shall mean that all filings have been made as required under applicable filing and annual registration provisions of the Delaware General Corporation Law and all filing fees due and payable thereunder have been paid.

     2. The shares of Transcend Common Stock comprising the Merger Consideration are duly authorized, and when issued pursuant to the terms of the Merger Agreement, will be fully paid and nonassessable.

     3. The execution, delivery and performance by each of Transcend and the Subsidiary of each of the Merger Documents to which it is a party are within its respective corporate powers, have been duly authorized by all necessary corporate action.

     4. Each of the Merger Documents to which Transcend or the Subsidiary is a party have been duly executed and delivered by and are the legal, valid and binding obligation of Transcend or the Subsidiary, respectively, enforceable against such corporation, in accordance with its respective terms.

     5. No consent, approval, authorization or other action by, or filing with, any Governmental Body is required for Transcend's or the Subsidiary's respective execution and delivery of the Merger Documents to which it is a party and the consummation of the transactions contemplated in the Merger Documents, and neither such execution and delivery of the Merger Documents nor such consummation of the transactions contemplated thereby will: (i) conflict with, require any consent under, result in the violation of, or constitute a breach of any provision of the certificate of incorporation or bylaws of Transcend or the Subsidiary; (ii) conflict with, require any Consent under, result in the violation of, constitute a breach of, or accelerate the performance required on the part of Transcend or the Subsidiary by the terms of, any Material Agreement to which Transcend or the Subsidiary is a party, in each case with or without notice or lapse of time or both or permit the termination of any such Material Agreement by another Person; (iii) conflict with or result in the breach or violation of any Legal Requirement that is binding on either Transcend or the Subsidiary.

     6. Under the laws of the State of Delaware, the Merger will be effective upon the filing of the Certificate of Merger with the Secretary of State of Delaware and the filing of a certificate of merger containing the information required by and executed and filed in accordance with the requirements of the applicable corporation laws of the State of Oregon.

     This letter is given solely for the benefit of the addressees hereof and may only be relied upon for matters arising out of the transactions described herein. This letter may not be relied upon by any other person or entity except with the express written permission of this firm.

                              FIRST AMENDMENT TO
                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION


     This FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (the "First Amendment") is entered into as of May 22, 1998 by and among Transcend Services, Inc., a Delaware corporation ("Transcend"), HCIS Acquisition Co., a Delaware corporation and a wholly-owned subsidiary of Transcend to be formed prior to the Closing (the "Subsidiary"), Health Care Information Systems, Inc., an Oregon corporation (the "Company"), and the shareholders of the Company (the "Shareholders").

                                   RECITALS:
                                   --------

     A. The parties hereto entered into an Agreement and Plan of Merger and Reorganization as of April 28, 1998 (the "Agreement").

     B. The parties wish to amend the Merger Agreement as provided in this First Amendment.

                                  AGREEMENT:
                                  ---------

     The parties hereby amend the Merger Agreement as follows:

     1. All capitalized terms used in this First Amendment and not otherwise defined in this First Amendment shall have the respective meanings set forth in the Merger Agreement.

     2.   The Merger Agreement is amended by adding the following new Section
2.38:

          "2.38 POOLING-OF-INTERESTS ACCOUNTING. The Company has never been a subsidiary or division of another corporation or a part of an acquisition which was later rescinded and within the past two years, there has not been any sale or spin-off of a significant amount of assets of the Company other than in the ordinary course of business. The Company owns no shares of the capital stock of Transcend. The Company has not acquired any shares of its capital stock during the past two years. As of the Effective Time, the Company has no obligation (whether contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any distribution in respect thereof. Neither the voting stock structure of the Company nor the relative ownership of shares among the Shareholders has been altered or changed within the last two years in contemplation of the Merger except as permitted by Accounting Principles Board Opinion No. 16. None of the shares of the capital stock of the Company were issued pursuant to awards, grants or bonuses."

     3.   Section 9.1 of the Merger Agreement is deleted and the following new
Section 9.1 is substituted in its place:

          "9.1   SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The
     representations and warranties set forth in Sections 2 and 3 of this Agreement shall survive the Closing for a period of 12 months from the Closing Date, except that the representations and warranties set forth in Section 2.13 of this Agreement shall survive the Closing until such time as the limitations period has run for all tax periods ended prior to the Closing Date."

     4.   The Merger Agreement is further amended by adding the following new
Section 9.7:

          "9.7 SATISFACTION OF INDEMNIFICATION CLAIMS. In the event that any Shareholder shall have any liability (for indemnification or otherwise) to any Indemnitee under this Section 9, such Indemnitee may require such Shareholder to satisfy such liability (and, if so requested by such Indemnitee, such Shareholders shall satisfy such liability) by delivering to such Indemnitee the number of shares of Transcend Common Stock determined by dividing (a) the aggregate dollar amount of such liability by (b) the closing sale price of a share of Transcend Common Stock as reported on the Nasdaq National Market System on the Closing Date, or if the Closing Date is not a trading day for the Nasdaq National Market System, on the trading day which immediately precedes the Closing Date."

     5. Except as expressly amended by this First Amendment, the Merger Agreement shall continue in full force and effect.

     The parties have executed and delivered this First Amendment, or have caused this First Amendment to be executed and delivered, as of the date first stated above.


TRANSCEND SERVICES, INC.,               HEALTH CARE INFORMATION SYSTEMS,
a Delaware corporation                  INC., an Oregon corporation


By: /s/Larry G. Gerdes                  By: /s/ Carlton M. Cottrell
Its: Chief Executive Officer            Its: President



                                        /s/ Carlton M. Cotrell
                                        ---------------------------------(SEAL)
                                        Carlton M. Cottrell


                                        /s/ Jacquelyn R. Cottrell
                                        ---------------------------------(SEAL)
                                        Jacquelyn R. Cottrell

                                   -2-